                                                                     EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                              ECHELON CORPORATION,

                               BEATHOME.COM, INC.,

                          BAH ACQUISITION CORPORATION,

                                  THOR IVERSON,

                             DAN AND LISA MALMSTROM,

                                  JEFF JOHNSON,

                                   DAN SCHULZ,

                                  HOWARD DAHL,

                                  DAVID ARVIG,

                  AND WITH RESPECT TO ARTICLES VII AND IX ONLY

                                  THOR IVERSON

                          AS STOCKHOLDER REPRESENTATIVE

                                       AND

                      U.S. BANK TRUST, NATIONAL ASSOCIATION

                                 AS ESCROW AGENT

                           DATED AS OF JANUARY 7, 2002

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I THE MERGER ......................................................... 2
      1.1   The Merger ....................................................... 2
      1.2   Effective Time ................................................... 2
      1.3   Effect of the Merger ............................................. 2
      1.4   Certificate of Incorporation and Bylaws .......................... 2
      1.5   Directors and Officers ........................................... 3
      1.6   Effect of Merger on the Capital Stock of the Constituent
              Corporations ................................................... 3
      1.7   Dissenting Shares ................................................10
      1.8   Surrender of Certificates ........................................11
      1.9   No Further Ownership Rights in Company Capital Stock .............11
      1.10  Lost, Stolen or Destroyed Certificates ...........................12
      1.11  [Reserved ........................................................12
      1.12  Taking of Necessary Action; Further Action .......................12

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
           PRINCIPAL STOCKHOLDERS ............................................12
      2.1   Organization of the Company ......................................12
      2.2   Company Capital Structure ........................................13
      2.3   Subsidiaries .....................................................14
      2.4   Authority ........................................................14
      2.5   No Conflict ......................................................15
      2.6   Consents .........................................................15
      2.7   Company Financial Statements .....................................16
      2.8   No Undisclosed Liabilities .......................................16
      2.9   No Changes .......................................................16
      2.10  Tax Matters ......................................................19
      2.11  Restrictions on Business Activities ..............................21
      2.12  Title to Properties; Absence of Liens and Encumbrances;
              Condition of Equipment .........................................21
      2.13  Intellectual Property ............................................23
      2.14  Agreements, Contracts and Commitments ............................28
      2.15  Interested Party Transactions ....................................29
      2.16  Governmental Authorization .......................................29
      2.17  Litigation .......................................................29
      2.18  Accounts Receivable ..............................................30
      2.19  Minute Books .....................................................30
      2.20  Environmental Matters ............................................30
      2.21  Brokers' and Finders' Fees; Third Party Expenses .................31
      2.22  Employee Benefit Plans and Compensation ..........................31
      2.23  Insurance ........................................................35

                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page
                                                                            ----

      2.24  Compliance with Laws .............................................35
      2.25  Foreign Corrupt Practices Act ....................................36
      2.26  Warranties; Indemnities ..........................................36
      2.27  Complete Copies of Materials .....................................36
      2.28  Representations Complete .........................................36

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB .................36
      3.1   Organization, Standing and Power .................................36
      3.2   Authority ........................................................36
      3.3   No Conflict ......................................................37
      3.4   Consents .........................................................37
      3.5   [Reserved] .......................................................37
      3.6   Broker's and Finders' Fees .......................................37

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME ...............................38
      4.1   Conduct of Business of the Company ...............................38
      4.2   No Solicitation ..................................................40

ARTICLE V ADDITIONAL AGREEMENTS ..............................................41
      5.1   Stockholder Approval .............................................41
      5.2   [Reserved ........................................................42
      5.3   Access to Information ............................................42
      5.4   Confidentiality ..................................................42
      5.5   Expenses .........................................................42
      5.6   Public Disclosure ................................................42
      5.7   Consents .........................................................42
      5.8   FIRPTA Compliance ................................................43
      5.9   Reasonable Efforts ...............................................43
      5.10  Notification of Certain Matters ..................................43
      5.11  Additional Documents and Further Assurances ......................44
      5.12  New Employment Arrangements ......................................44
      5.13  Termination of 401(k) Plan .......................................44
      5.14  Parent Option Grants .............................................44
      5.15  [Reserved] .......................................................45
      5.16  Statement of Expenses ............................................45
      5.17  Recapitalization .................................................45
      5.18  Resignation of Officers and Directors ............................45
      5.19  Amendment to Assignment of Intellectual Property .................45
      5.20  Proprietary Information and Inventions Assignment Agreement ......45

                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page
                                                                            ----

ARTICLE VI CONDITIONS TO THE MERGER ..........................................45
      6.1 Conditions to Obligations of Each Party to Effect the Merger .......45
      6.2 Conditions to the Obligations of Parent and Sub ....................47
      6.3 Conditions to Obligations of the Company and the Principal
          Stockholders .......................................................50

ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW ...............51
      7.1 Survival of Representations, Warranties and Covenants ..............51
      7.2 Indemnification ....................................................51
      7.3 Escrow Arrangements ................................................52
      7.4 Stockholder Representative .........................................59
      7.5 Maximum Payments; Remedy ...........................................60
      7.6 Adjustment to Consideration ........................................60

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER ...............................62
      8.1 Termination ........................................................62
      8.2 Effect of Termination ..............................................63
      8.3 Amendment ..........................................................64
      8.4 Extension; Waiver ..................................................64

ARTICLE IX GENERAL PROVISIONS ................................................64
      9.1 Notices ............................................................64
      9.2 Interpretation .....................................................66
      9.3 Counterparts .......................................................66
      9.4 Entire Agreement; Assignment .......................................66
      9.5 Severability .......................................................66
      9.6 Other Remedies .....................................................66
      9.7 Governing Law ......................................................67
      9.8 Rules of Construction ..............................................67
      9.9 WAIVER OF JURY TRIAL ...............................................67

                                INDEX OF EXHIBITS

Exhibit           Description
-------           -----------

Exhibit A         Form of Voting Agreement

Exhibit B         Form of Key Employee Non-Competition Agreement

Exhibit C-1       Form of Certificate of Merger for Delaware

Exhibit C-2       Form of Certificate of Merger for North Dakota

Exhibit D         Form of Surviving Corporation Certificate of Incorporation

Exhibit E         Form of Amendment Agreement to Assignment of Intellectual
                  Property

Exhibit F         Form of Legal Opinion of Counsel of the Company

Exhibit G         Form of Legal Opinion of Counsel of the Parent and Sub

Exhibit H         Form of Director/Officer Certificate


                               INDEX OF SCHEDULES

Schedule          Description
--------          -----------

Schedule 1.6      Calculation of Current Balance Sheet Net Liabilities

Schedule 6.1(f)   Third Party Consents

Schedule 6.1(g)   Termination of Agreements

Schedule 6.1(h)   Modification of Agreements

Schedule 6.2(p)   Schedule of Indebtedness

Schedule 6.2(s)   Intellectual Property Assignments

      THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and
                                                      ---------
entered into as of January 7, 2002 by and among Echelon Corporation, a Delaware corporation ("Parent"), BAH Acquisition Corporation, a Delaware corporation and
              ------
a wholly-owned subsidiary of Parent ("Sub"), BeAtHome.com, Inc., a North Dakota
                                      ---
corporation (the "Company"), Thor Iverson, Dan and Lisa Malmstrom, Jeff Johnson,
                  -------
Dan Schulz, Howard Dahl and David Arvig (collectively, the "Principal
                                                            ---------
Stockholders"), with respect to Article VII and Article IX hereof, Thor Iverson
------------
(the "Stockholder Representative,"), and U.S. Bank Trust, National Association,
      --------------------------
as Escrow Agent (the "Escrow Agent").
                      ------------

                                    RECITALS

      A. The Boards of Directors of each of Parent, Sub and the Company believe it is in the best interests of each company and its respective stockholders that Parent acquire the Company through the statutory merger of Sub with and into the Company (the "Merger") and, in furtherance thereof, have approved the Merger.
              ------

      B. Pursuant to the Merger, among other things, all of the capital stock of the Company shall be converted into the right to receive the consideration set forth herein. The Company has disclosed to Parent that all issued and outstanding options to purchase capital stock of the Company will be repurchased by the Company at the then fair market value prior to the Closing (as defined in Section 1.2).

      C. A portion of the consideration otherwise payable by Parent in connection with the Merger shall be placed in escrow by Parent as security for the indemnification obligations set forth in this Agreement.

      D. The Company, on the one hand, and Parent and Sub, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

      E. Concurrent with the execution and delivery of this Agreement, as a material inducement to Parent and Sub to enter into this Agreement, (1) certain stockholders of the Company are entering into Voting Agreements with Parent, in substantially the form attached hereto as Exhibit A (the "Voting Agreements"),
                                          ---------       -----------------
and (2) Thor Iverson, Dan Malmstrom, Jeff Johnson and Dan Schulz are entering into Non-Competition and Non-Solicitation Agreements with Parent, each in substantially the form attached hereto as Exhibit B (the "Key Employee
                                          ---------       ------------
Non-Competition Agreements").
--------------------------

      NOW, THEREFORE, in consideration of the mutual agreements, covenants and other premises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows:

                                    ARTICLE I
                                    ---------

                                   THE MERGER
                                   ----------

      1.1 The Merger. At the Effective Time (as defined in Section 1.2 hereof)
          ----------                                       -----------
and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the General Corporation Law of the State of Delaware ("Delaware Law") and the Business Corporation Act of North Dakota ("North Dakota
  ------------                                                      ------------
Law"), Sub shall be merged with and into the Company, the separate corporate
---
existence of Sub shall cease, and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The surviving corporation after the Merger is sometimes referred to hereinafter as the "Surviving Corporation."
 ---------------------

      1.2 Effective Time. Unless this Agreement is earlier terminated pursuant
          --------------
to Section 8.1 hereof, the closing of the Merger (the "Closing") will take place
   -----------                                         -------
as promptly as practicable after the execution and delivery hereof by the parties hereto, but no later than five (5) business days following satisfaction or waiver of the conditions set forth in Article VI hereof, at the offices of
                                         ----------
Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, unless another time and/or place is mutually agreed upon in writing by Parent and the Company. The date upon which the Closing actually occurs shall be referred to herein as the "Closing Date." On the Closing Date,
                                           ------------
the parties hereto shall cause the Merger to be consummated by filing Certificates of Merger in substantially the forms attached hereto as Exhibit C-1
                                                                     -----------
and Exhibit C-2, with the Secretary of State of the State of Delaware and the
    -----------
Secretary of State of North Dakota (the "Certificates of Merger"), in accordance
                                         ----------------------
with the applicable provisions of Delaware Law and North Dakota Law (the time of such filing shall be referred to herein as the "Effective Time").
                                                --------------

      1.3 Effect of the Merger. At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in the applicable provisions of Delaware Law and North Dakota Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise agreed to pursuant to the terms of this Agreement, all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

      1.4 Certificate of Incorporation and Bylaws.
          ---------------------------------------

            (a) Unless otherwise determined by Parent prior to the Effective Time, the certificate of incorporation of the Company shall be amended and restated in its entirety to be substantially similar to the certificate of incorporation in the form attached hereto as Exhibit D.
                                             ---------

            (b) Unless otherwise determined by Parent prior to the Effective Time, the bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation at the Effective Time, except for amendments necessary to comply with North Dakota Law, until thereafter amended in accordance with North Dakota Law and as provided in the certificate of incorporation of the Surviving Corporation and such bylaws.

      1.5 Directors and Officers.
          ----------------------

            (a) Directors. Unless otherwise determined by Parent prior to the
                ---------
Effective Time, the directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time, each to hold the office of a director of the Surviving Corporation in accordance with the provisions of North Dakota Law and the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected and qualified.

            (b) Officers. Unless otherwise determined by Parent prior to the
                --------
Effective Time, the officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the provisions of the bylaws of the Surviving Corporation and North Dakota Law.

      1.6 Effect of Merger on the Capital Stock of the Constituent Corporations.
          ---------------------------------------------------------------------

            (a) Definitions. For all purposes of this Agreement, the following
                -----------
terms shall have the following respective meanings:

                  "Acquisition Transaction" shall have the meaning set forth in
                   -----------------------
Section 4.2.
-----------

                  "Additional Liabilities" shall mean the sum of the following
                   ----------------------
without duplication: (A) the total cost, in excess of $285,000 (which amount, pursuant to Section 2.7 of the Disclosure Schedule, represents $200,000 in
            -----------
prepaid royalties and $85,000 in principal amount of note payable), that the Company is required to pay to terminate or modify the agreement between the Company and Interlogix as provided in Schedule 6.1(g) or (h), plus (B) the total
                                      ---------------    ---
cost that the Company is required to pay, as provided in Schedule 6.1(g) or (h),
                                                         ---------------    ---
to acquire the intellectual property rights to the hardware developed by Batcheller for the Company, including without limitation the provisional patent application for "A Low-Cost Telephone Based Data Access Point for Home Security and Control," but excluding any payments made to Batcheller in the ordinary course of business under the terms of the Customer Hardware Development Agreement dated September 20, 2001, plus (C) the total cost, in excess of the tooling loan balance as of November 30, 2001 and accrued interest as of the Closing Date, that the Company is required to pay to terminate or modify the agreement between the Company and Imation as provided in Schedule 6.1(g) or (h),
                                                         ---------------    ---
including any payments made other than an amount not to exceed $17,750.00 for reworking of certain units in inventory, plus (D) the total cost of any representation and warranty insurance obtained by the Company for the benefit of the Stockholders and/or the Principal Stockholders.

                  "Adjusted Balance Sheet" shall have the meaning set forth in
                   ----------------------
Section 7.6(a).
--------------
                  "Agreement" shall have the meaning set forth in the preamble.
                   ---------

                  "Basket Amount" shall have the meaning set forth in Section
                   -------------                                      -------
7.3(b).
------
                  "Batcheller" shall mean Batcheller and Company, LLC.
                   ----------

                  "Certificates of Merger" shall have the meaning set forth in
                   ----------------------
Section 1.2.
-----------
                  "Closing" shall have the meaning set forth in Section 1.2.
                   -------                                      -----------

                  "Closing Date" shall have the meaning set forth in Section
                   ------------                                      -------
1.2.
---
                  "Code" shall mean the Internal Revenue Code of 1986, as
                   ----
amended.

                  "Company" shall have the meaning set forth in the preamble.
                   -------

                  "Company Authorizations" shall have the meaning set forth in
                   ----------------------
Section 2.16.
------------

                  "Company Capital Stock" shall mean the Company Common Stock
                   ---------------------
and Company Preferred Stock, if any, taken together.

                  "Company Common Stock" shall mean shares of common stock,
                   --------------------
$0.01 par value per share, of the Company.

                  "Company Options" shall mean all issued and outstanding
                   ---------------
options, warrants or other rights (including commitments to grant options or other rights) to purchase or otherwise acquire Company Capital Stock (whether or not vested) held by any person or entity.

                  "Company Preferred Stock" shall mean the Series A Preferred,
                   -----------------------
Series B Preferred and Series C Preferred Stock, par value $0.01 per share, of the Company, if any, issued in connection with the Recapitalization.

                  "Company Stock Certificates" shall have the meaning set forth
                   --------------------------
in Section 1.8(c).
   --------------

                  "Company Stockholder Meeting" shall have the meaning set forth
                   ---------------------------
in Section 5.1(b).
   --------------

                  "Confidential Disclosure Agreement" shall have the meaning set
                   ---------------------------------
forth in Section 5.4.
         -----------

                  "Conflict" shall have the meaning set forth in Section 2.5.
                   --------                                      -----------

                  "Continuing Employee" shall have the meaning set forth in
                   -------------------
Section 5.12.
------------

                  "Contract" shall have the meaning set forth in Section 2.5.
                   --------                                      -----------

                  "Current Balance Sheet" shall mean the balance sheet of the
                   ---------------------
Company as of November 30, 2001 attached to Section 2.7 of the Disclosure
                                            -----------
Schedule (prepared by the Company in accordance with GAAP (except that such balance sheet does not contain footnotes or year-end adjustments that may be required by GAAP) consistently applied on a basis consistent with the Financials (as defined in Section 2.7 hereof)).
               -----------

                  "Current Balance Sheet Net Liabilities" shall mean the agreed
                   -------------------------------------
upon amount of one million eight hundred eighteen thousand three hundred thirty-two dollars ($1,818,332), which equals the amount by which the Company's total liabilities exceed the Company's total assets as calculated on Schedule
                                                                     --------
1.6.
---

                  "Customer Information" shall have the meaning set forth in
                   --------------------
Section 2.12(f).
---------------

                  "Delaware Law" shall have the meaning set forth in Section
                   ------------                                      -------
1.1.
---

                  "Disclosure Schedule" shall have the meaning set forth in
                   -------------------
Article II
----------

                  "Dissenting Share Payment" shall have the meaning set forth in
                   ------------------------
Section 1.7(c).
--------------

                  "Effective Time" shall have the meaning set forth in Section
                   --------------                                      -------
1.2.
---

                  "Environmental Permits" shall have the meaning set forth in
                   ---------------------
Section 2.20(c).
---------------

                  "Equipment" shall have the meaning set forth in Section
                   ---------                                      -------
2.12(e).
-------

                  "Escrow Agent" shall mean U.S. Bank Trust, National
                   ------------
Association, or another institution acceptable to Parent and the Stockholder Representative.

                  "Escrow Amount" shall mean the amount equal to 25% of the
                   -------------
Merger Consideration.

                  "Escrow Fund" shall have the meaning set forth in Section
                   -----------                                      -------
7.3(a).
------

                  "Escrow Period" shall have the meaning set forth in Section
                   -------------                                      -------
7.3(d).
------

                  "Estimated Third Party Expenses" shall mean the amount of
                   ------------------------------
Third Party Expenses (as defined in Section 5.5 hereof) payable by the Company
                                    -----------
estimated by the Company in good faith and based on reasonable assumptions as set forth on the Statement of Expenses (as defined in Section 5.16 hereof).
                                                      ------------

                  "Excess Liabilities" shall have the meaning set forth in
                   ------------------
Section 7.6(a).
--------------

                  "Exchange Act" shall have the meaning set forth in Section
                   ------------                                      -------
3.3.
---

                  "Exchange Agent" shall mean the Assistant Secretary of Parent.
                   --------------

                  "FICA" shall have the meaning set forth in Section 2.10(a).
                   ----                                      ---------------

                  "Financials" shall have the meaning set forth in Section 2.7.
                   ----------                                      -----------

                  "FIRPTA Compliance Certificate" shall have the meaning set
                   -----------------------------
forth in Section 5.8.
         -----------

                  "Fraud" shall have the meaning set forth in Section 7.5(b).
                   -----                                      --------------

                  "FUTA" shall have the meaning set forth in Section 2.10(a).
                   ----                                      ---------------

                  "GAAP" shall mean United States generally accepted accounting
                   ----
principles consistently applied.

                  "Government Entity" shall have the meaning set forth in
                   -----------------
Section 2.6.
-----------

                  "Hazardous Material" shall have the meaning set forth in
                   ------------------
Section 2.20(a).
---------------

                  "Hazardous Materials Activities" shall have the meaning set
                   ------------------------------
forth in Section 2.20(b).
         ---------------

                  "Imation" shall mean Imation Enterprises Corp.
                   -------

                  "Indebtedness" shall mean all obligations of the Company for
                   ------------
borrowed money, including but not limited to obligations of the type and nature specified in Schedule 6.2(p), but excluding (A) all loans from Parent to the
             ---------------
Company and (B) any accounts payable for the purchase of goods or services in the ordinary course of business pursuant to Section 4.1.
                                            -----------

                  "Indemnified Parties" shall have the meaning set forth in
                   -------------------
Section 7.2.
-----------

                  "Independent Accounting Firm" shall have the meaning set forth
                   ---------------------------
in Section 7.6(c).
   --------------

                  "Information Statement" shall have the meaning set forth in
                   ---------------------
Section 5.1(a).
--------------

                  "Initial Survival Date" shall have the meaning set forth in
                   ---------------------
Section 7.1.
-----------

                  "Interlogix" shall mean Interlogix, Inc.
                   ----------

                  "Key Employees" shall mean Thor Iverson, Dan Malmstrom, Jeff
                   -------------
Johnson and Dan Schulz.

                  "Key Employee Non-Competition Agreements" shall have the
                   ---------------------------------------
meaning set forth in the Recitals.

                  "Knowledge" shall mean (i) with respect to the Company, the
                   ---------
knowledge of the Company's officers, directors and other managers, provided that such persons shall have made all due and diligent inquiry of those employees of the Company whom such officers, directors and managers reasonably believe would have actual knowledge of the matters represented and (ii) with respect to the Principal Stockholders, the knowledge of such Principal Stockholders.

                  "Lease Agreements" shall have the meaning set forth in Section
                   ----------------                                      -------
2.12(b).
-------

                  "Leased Real Property" shall have the meaning set forth in
                   --------------------
Section 2.12(a).
---------------

                  "Liens" shall have the meaning set forth in Section
                   -----                                      -------
2.10(b)(vii).
------------

                  "Liquidation Preference" shall mean the liquidation preference
                   ----------------------
applicable to each share of Company Preferred Stock (including any rights convertible into, or exercisable or exchangeable for, shares of Company Preferred Stock on an as-converted, exercised or exchanged basis) immediately prior to the Effective Time.

                  "Losses" shall have the meaning set forth in Section 7.2.
                   ------                                      -----------

                  "Material Adverse Effect" shall mean any change, event or
                   -----------------------
effect that is materially adverse to the business, assets (whether tangible or intangible), condition (financial or otherwise), results of operations or capitalization of the Company and its subsidiaries, taken as a whole.

                  "Merger" shall have the meaning set forth in the Recitals.
                   ------

                  "Merger Consideration" shall mean an amount equal to the
                   --------------------
Purchase Price minus the Third Party Expense Adjustment minus the Additional
               -----
Liabilities.

                  "Net Liabilities at Closing" shall have the meaning set forth
                   --------------------------
in Section 7.6(a).
   --------------

                  "North Dakota Law" shall have the meaning set forth in Section
                   ----------------                                      -------
1.1.
---

                  "Notice of Objection" shall have the meaning set forth in
                   -------------------
Section 7.6(b).
--------------

                  "Offer Letter" shall have the meaning set forth in Section
                   ------------                                      -------
5.12.
----

                  "Officer's Certificate" shall have the meaning set forth in
                   ---------------------
Section 7.3(b).
--------------

                  "Option Repurchase" shall mean the repurchase by the Company
                   -----------------
prior to the Closing Date of all outstanding Company Options, whether or not vested, at a price per share equal to $0.02, which amount was determined by the Company's Board of Directors as being the fair value thereof.

                  "Parent" shall have the meaning set forth in the preamble.
                   ------

                  "Parent Common Stock" shall mean unregistered shares of the
                   -------------------
common stock, par value $0.01 per share, of Parent.

                  "Parent Material Adverse Effect" shall have the meaning set
                   ------------------------------
forth in Section 3.1.
         -----------

                  "Parent Options" shall mean the options to purchase shares of
                   --------------
Parent Common Stock issued pursuant to the terms of Section 5.14.
                                                    ------------

                  "Plan" shall have the meaning set forth in Section 6.2(o).
                   ----                                      --------------

                  "Principal Stockholders" shall have the meaning set forth in
                   ----------------------
the preamble.

                  "Principal Stockholder Portion" shall have the meaning set
                   -----------------------------
forth in Section 7.3(f).
         --------------

                  "Principal Stockholder Pro Rata Portion" shall have the
                   --------------------------------------
meaning set forth in Section 7.3(f).
                     --------------

                  "Pro Rata Portion" shall mean, with respect to each
                   ----------------
Stockholder, an amount equal to the quotient obtained by dividing (x) the aggregate Liquidation Preference for all shares of Company Preferred Stock owned by such Stockholder immediately prior to the Effective Time by (y) the Total Outstanding Liquidation Preference.

                  "Purchase Price" shall mean three million dollars
                   --------------
($3,000,000), subject to any applicable adjustments.

                  "Recapitalization" shall have the meaning set forth in Section
                   ----------------                                      -------
2.2(a).
------

                  "Related Agreements" shall have the meaning set forth in
                   ------------------
Section 2.4.
-----------

                  "Returns" shall have the meaning set forth in Section 2.10(b).
                   -------                                      ---------------

                  "SEC" shall mean the United States Securities and Exchange
                   ---
Commission.

                  "Securities Act" shall have the meaning set forth in Section
                   --------------                                      -------
3.3.
---

                  "Severance" shall have the meaning set forth in Section 5.21.
                   ---------                                      ------------

                  "Statement of Expenses" shall have the meaning set forth in
                   ---------------------
Section 5.16.
------------

                  "Statute of Limitations Representations" shall have the
                   --------------------------------------
meaning set forth in Section 7.1.
                     -----------

                  "Stockholder" shall mean any holder of any Company Capital
                   -----------
Stock immediately prior to the Effective Time.

                  "Stockholder Representative" shall have the meaning set forth
                   --------------------------
in the preamble.

                  "Sub" shall have the meaning set forth in the preamble.
                   ---

                  "Subsequent Survival Date" shall have the meaning set forth in
                   ------------------------
Section 7.1.
-----------

                  "Surviving Corporation" shall have the meaning set forth in
                   ---------------------
Section 1.1.
-----------

                  "Taxes" shall have the meaning set forth in Section 2.10(a).
                   -----                                      ---------------

                  "Third Party Expenses" shall have the meaning set forth in
                   --------------------
Section 5.5.
-----------

                  "Third Party Expense Adjustment Amount" shall mean the amount
                   -------------------------------------
by which the Estimated Third Party Expenses exceed $50,000.

                  "Total Outstanding Liquidation Preference" shall mean the sum
                   ----------------------------------------
of the Liquidation Preferences for each outstanding share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time.

                  "Voting Agreements" shall have the meaning set forth in the
                   -----------------
Recitals.

            (b) Effect on Capital Stock. At the Effective Time, upon the terms
                -----------------------
and subject to the conditions set forth below and throughout this Agreement (assuming the completion of the Recapitalization and excluding, for the avoidance of doubt, the Company Options, all of which the Company intends to repurchase prior to the Closing), (i) each outstanding share of Company Common Stock will be canceled and extinguished and (ii) each outstanding share of Company Preferred Stock will be canceled and extinguished and converted automatically into the right to receive an amount in cash equal to (A) the Liquidation Preference for such share of Company Preferred Stock, divided by (B)
                                                                  -------
the Total Outstanding Liquidation Preference, multiplied by (C) the Merger
                                              ----------
Consideration, upon the terms and subject to conditions set forth in this
Section 1.6 and throughout this Agreement, including, without limitation, the
-----------
escrow provisions set forth in Article VII hereof.
                               -----------

            (c) Fractional Interests. The consideration payable to each former
                --------------------
holder of shares of Company Preferred Stock shall be rounded to the nearest whole cent.

            (d) Withholding Taxes. To the extent that the Company has a
                -----------------
withholding obligation with respect thereto, any consideration payable pursuant to Section 1.6(b) hereof shall be subject to, and reduced by, the amount of any
   --------------
state, federal and foreign withholding taxes incurred (and not previously paid by or on behalf of such Stockholder or the Company) in connection with the acquisition of Company Capital Stock upon the exercise of Company Options, upon the lapsing of repurchase rights in respect of shares of Company Common Stock, or upon payment of a bonus in the form of Company Common Stock, if any, to such Stockholder, except to the extent an election pursuant to Section 83(b) of the Code reflecting no income has been timely filed with respect thereto.

            (e) Loans from the Company. In the event that any Stockholder has
                ----------------------
outstanding loans from the Company as of the Effective Time, the consideration payable to such Stockholder pursuant to this Section 1.6 shall be reduced by an amount equal to the outstanding principal plus accrued interest of such Stockholder's loans as of the Effective Time.

            (f) Capital Stock of Sub. Each share of Common Stock of Sub issued
                --------------------
and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

      1.7 Dissenting Shares.
          -----------------

            (a) Notwithstanding any other provisions of this Agreement to the contrary, any shares of Company Common Stock or Company Preferred Stock held by a holder who has not effectively withdrawn or lost such holder's appraisal rights under North Dakota Law ("Dissenting Shares") shall not be converted into
                                -----------------
or represent a right to receive the consideration for Company Common Stock or Company Preferred Stock set forth in Section 1.6 hereof (and subject to the
                                     -----------
provisions of Section 7.2 hereof), but the holder thereof shall only be entitled
              -----------
to such rights as are provided by North Dakota Law.

            (b) Notwithstanding the provisions of Section 1.7(a) hereof, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's appraisal rights under North Dakota Law, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the consideration for Company Common Stock or Company Preferred Stock, as applicable, set forth in Section 1.6 hereof, without interest thereon, and subject to the provisions of Section 7.2 hereof, upon surrender of the certificate representing such shares.

            (c) The Company shall give Parent (i) prompt notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of North Dakota Law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands. Notwithstanding the foregoing, to the extent that Parent or the Company
(i) makes any payment or payments in respect of any Dissenting Shares in excess of the consideration that otherwise would have been payable in respect of such shares in accordance with this Agreement or (ii) incurs any other costs or expenses in respect of any Dissenting Shares (excluding payments for such shares) (together "Dissenting Share Payments"), Parent shall be entitled to
                   -------------------------
recover under the terms of Article VII hereof the amount of such Dissenting
                           -----------
Share Payments without regard to the Basket Amount (as defined in Section 7.3(b)
                                                                  --------------
hereof).

      1.8 Surrender of Certificates.
          -------------------------

            (a) Exchange Agent. The Assistant Secretary of Parent shall serve as
                --------------
the exchange agent (the "Exchange Agent") for the Merger.

            (b) Parent to Provide Merger Consideration. Promptly after the
                --------------------------------------
Effective Time, Parent shall make available to the Exchange Agent in accordance with this Article I the Merger Consideration payable pursuant to Section 1.6
          ---------                                              -----------
hereof in exchange for outstanding shares of Company Capital Stock; provided that, on behalf of the Stockholders, Parent shall deposit the Escrow Amount into the Escrow Fund (as defined in Section 7.3(a) hereof) out of the aggregate
                               --------------
Merger Consideration otherwise payable to the Stockholders pursuant to Section
                                                                       -------
1.6 hereof. Each Stockholder shall be deemed to have contributed his or her Pro
---
Rata Portion of the Escrow Amount to the Escrow Fund. The Escrow Amount deposited into the Escrow Fund shall be held in the name of the Escrow Agent.

            (c) Exchange Procedures. On or promptly after the Closing Date, the
                -------------------
Stockholders will surrender the certificates representing their shares of Company Capital Stock (the "Company Stock Certificates") to the Exchange Agent
                            --------------------------
for cancellation together with a duly completed and validly executed letter of transmittal in such form and having such provisions that Parent may reasonably request. Upon surrender of a Company Stock Certificate for cancellation to the Exchange Agent, or such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Company Stock Certificate shall be entitled to receive from the Exchange Agent in exchange therefore, in cash, such Stockholder's Pro Rata Portion of the Merger Consideration (less the Stockholder's Pro Rata Portion of the Merger Consideration to be deposited in the Escrow Fund on such holder's behalf pursuant to Section 1.8(b) hereof and Article VII hereof) to which such holder
            --------------            -----------
is entitled pursuant to Section 1.6(b) hereof, and the Company Stock Certificate
                        --------------
so surrendered shall be canceled. Until so surrendered, each outstanding Company Stock Certificate will be deemed from and for all corporate purposes, to evidence only the portion of the Merger Consideration for such shares of Company Capital Stock are entitled to be exchanged.

            (d) [Reserved].
                ----------

            (e) [Reserved].
                ----------

            (f) No Liability. Notwithstanding anything to the contrary in this
                ------------
Section 1.8, neither the Exchange Agent, the Surviving Corporation, nor any
-----------
party hereto shall be liable to a holder of shares of Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

      1.9 No Further Ownership Rights in Company Capital Stock. The Merger
          ----------------------------------------------------
Consideration paid in respect of the surrender of shares of Company Capital Stock in accordance with the terms hereof shall be deemed to be full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the

Effective Time. If, after the Effective Time, Company Stock Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.
                                  ---------

      1.10 Lost, Stolen or Destroyed Certificates. In the event any certificates
           --------------------------------------
evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such amount, if any, as may be required pursuant to Section 1.6
                                                                    -----------
hereof; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the Stockholder who is the owner of such lost, stolen or destroyed certificates to deliver a bond in such amount as it may reasonably direct against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

      1.11 [Reserved].
           ----------

      1.12 Taking of Necessary Action; Further Action. If at any time after the
           ------------------------------------------
Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, Parent, Sub, and the officers and directors of the Company, Parent and Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE II
                                   ----------

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------
                         AND THE PRINCIPAL STOCKHOLDERS
                         ------------------------------

      The Company and each of the Principal Stockholders hereby jointly and severally represents and warrants to Parent and Sub, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate section and paragraph numbers or disclosed with respect to a different section and paragraph number provided that it is reasonably apparent that such disclosure is applicable and limited to such extent) supplied by the Company and the Principal Stockholders to Parent (the "Disclosure Schedule") and
                                                       -------------------
dated as of the date hereof, on the date hereof and as of the Effective Time as though made at the Effective Time, as follows.

      2.1 Organization of the Company. The Company is a corporation duly
          ---------------------------
organized, validly existing and in good standing under the laws of the State of North Dakota. The Company has the corporate power to own its properties and to carry on its business as currently conducted and as currently contemplated to be conducted. The Company is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which it conducts business in which the failure to be so qualified or licensed would have a Material Adverse Effect. The Company has delivered a true and correct copy of its certificate of incorporation and bylaws, each as amended to date and in full force and effect on the date hereof, to Parent. Section 2.1 of the Disclosure
                                                -----------
Schedule lists the directors and officers of the Company. The operations now being conducted by the Company are not now and have never been conducted by the

Company under any other name, except "BeAtHome" which was registered as an assumed name in North Dakota.

      2.2 Company Capital Structure.
          -------------------------

            (a) As of the date of this Agreement, the authorized capital stock of the Company consists of 5,000,000 shares of Common Stock, of which 1,568,125 shares are issued and outstanding as of the date hereof. As of the date hereof, the capitalization of the Company is as set forth in Section 2.2(a) of the
                                                     --------------
Disclosure Schedule. Prior to the Effective Time, the Company intends to effect a recapitalization (the "Recapitalization") following which the authorized
                         ----------------
capital stock of the Company will consist of (i) 4,000,000 shares of Common Stock, of which 800,000 shares will be issued and outstanding, (ii) 400,000 shares of Series A Preferred Stock, of which 304,200 shares are issued and outstanding, (iii) 400,000 shares of Series B Preferred Stock, of which 372,175 shares are issued and outstanding, and (iv) 200,000 shares of Series C Preferred Stock, of which 91,750 shares are issued and outstanding as of the Effective Time. The Recapitalization, if effected, will have been consummated with the consent of 100% of the Company's Common Stock, and otherwise in accordance with applicable laws. Giving effect to the Recapitalization, the total number of shares of Company Common Stock and Company Preferred Stock outstanding as of immediately prior to the Effective Time (assuming the conversion, exercise or exchange of all securities convertible into, or exercisable or exchangeable for, shares of Company Common Stock or Company Preferred Stock) will be as set forth in Section 2.2(a) of the Disclosure Schedule. The Company Capital Stock is held
   --------------
by the persons with the domicile addresses and in the amounts set forth in
Section 2.2(a) of the Disclosure Schedule. All outstanding shares of Company
--------------
Capital Stock are now and, after giving effect to the Recapitalization, will be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the certificate of incorporation or bylaws of the Company, or any agreement to which the Company is a party or by which it is bound, and have been issued and, after giving effect to the Recapitalization, will be in compliance with federal and state securities laws. All outstanding shares of Company Capital Stock have been and, after giving effect to the Recapitalization, will have been issued in compliance with all applicable federal, state, foreign, or local statues, laws, rules, or regulations, including federal and state securities laws. The Company has not, and will not have, suffered or incurred any liability (contingent or otherwise) or Loss (as defined in Section 7.2 hereof) relating to or arising out of the
                       -----------
Recapitalization, the issuance or repurchase of any Company Capital Stock or Company Options, or out of any agreements or arrangements relating thereto. Any liability arising from the Recapitalization shall be borne by the Company Stockholders. The Company has never declared any dividends with respect to any shares of Company Capital Stock. The Company has no other capital stock authorized, issued or outstanding. Except as set forth in Section 2.2(a) of the
                                                          --------------
Disclosure Schedule, no vesting provisions applicable to any shares of Company Options, any restricted stock subject to Company repurchase, or to any other rights to purchase Company Common Stock will accelerate as a result of the Merger.

            (b) Except for the Plan, the Company has never adopted or maintained any stock option plan or other plan providing for equity compensation of any person. The Company initially reserved 400,000 shares of Company Common Stock for issuance to employees and directors of, and consultants to, the Company upon the exercise of options granted under the Plan, of which (i) as of the date of this Agreement, 329,265 shares are issuable upon the exercise of outstanding, unexercised options granted under the Plan, and
(ii) zero shares have been issued upon the exercise of options granted under the Plan. Section 2.2(b) of the Disclosure Schedule sets forth for each Company
      --------------
Option, the name of the holder of such option, the domicile address of such holder, the number of shares of Company Common Stock issuable upon the exercise of such option, the exercise price of such option, the vesting schedule for such option, including the extent vested prior to the Option Repurchase and whether the vesting of such option would be accelerated by the transactions contemplated by this Agreement, and whether such option is intended to qualify as an incentive stock option as defined in Section 422 of the Code. Except as disclosed in Section 2.2(b) of the Disclosure Schedule, there are no options,
             --------------
warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. Except as contemplated hereby, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company. As a result of the Merger, Parent will be the sole record and beneficial holder of all issued and outstanding Company Capital Stock and all rights to acquire or receive any shares of Company Capital Stock, whether or not such shares of Company Capital Stock are presently outstanding.

            (c) As of the Effective Time, (i) the Option Repurchase shall be completed in accordance with all applicable laws for an aggregate consideration of no more than $6,585.30, and (ii) as a result of the Option Repurchase, no Company Options shall be outstanding.

      2.3 Subsidiaries. Except as set forth in Section 2.3 of the Disclosure
          ------------                         -----------
Schedule, the Company does not have, and has never had, any subsidiaries or affiliated companies and does not otherwise own, and has never otherwise owned, any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

      2.4 Authority. The Company and each of the Principal Stockholders has all
          ---------
requisite power and authority to enter into this Agreement and any Related Agreements (as hereinafter defined in this Section 2.4) to which it or he, as
                                           -----------
the case may be, is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which the Company is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further action is required on the part of the Company to authorize the Agreement and any Related Agreements to which it is a party and the transactions contemplated hereby and thereby, subject only to the approval of this Agreement by the Stockholders. This Agreement and the Merger have been unanimously approved by the Board of Directors of the Company. This Agreement and each of the Related Agreements to which the Company and/or the

Principal Stockholders is a party has been duly executed and delivered by the Company and each of the Principal Stockholders, as the case may be, and assuming the due authorization, execution and delivery by the other parties hereto and thereto, each constitutes the valid and binding obligations of the Company and each of the Principal Stockholders, as applicable, enforceable against each such party in accordance with their respective terms, except as such enforceability may be limited by principles of public policy or may be subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies. For all purposes of this Agreement, the term "Related
                                                                        -------
Agreements" shall mean the Voting Agreements and Key Employee Non-Competition
----------
Agreements.

      2.5 No Conflict. Except as set forth in Section 2.5 of the Disclosure
          -----------                         -----------
Schedule, the execution and delivery by the Company and each of the Principal Stockholders of this Agreement and any Related Agreement to which the Company and/or any of the Principal Stockholders is a party, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the certificate of incorporation, bylaws or
 --------
charter documents of the Company, (ii) any mortgage, indenture, lease, contract, covenant or other agreement (whether oral or otherwise), instrument or commitment, permit, concession, franchise or license (each a "Contract" and
                                                              --------
collectively the "Contracts") to which the Company or any of its properties or
                  ---------
assets (whether tangible or intangible), or to which any of the Principal Stockholders, is subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties (whether tangible or intangible) or assets, or applicable to any of the Principal Stockholders. Except as set forth in Section 2.5 of the Disclosure Schedule, the Company is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any Contract, nor is the Company nor any Principal Stockholder aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Except as set forth in Section 2.5 of the Disclosure Schedule, each Contract is
                       -----------
in full force and effect, and the Company is not subject to any default thereunder, nor to the Knowledge of the Company or the Principal Stockholders is any party obligated to the Company pursuant to any such Contract subject to any default thereunder. The Company has obtained, or will obtain prior to the Effective Time, all necessary consents, waivers and approvals of parties to any Contract as are required thereunder in connection with the Merger, or for any such Contract to remain in full force and effect without limitation, modification or alteration after the Effective Time, unless Parent has waived such requirement in writing. Except as set forth in Section 2.5 of the
                                                    -----------
Disclosure Schedule, following the Effective Time, the Surviving Corporation will be permitted to exercise all of its rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay pursuant to the terms of such Contracts had the transactions contemplated by this Agreement not occurred.

      2.6 Consents. Except as set forth in Section 2.6 of the Disclosure
          --------                         -----------
Schedule, no consent, waiver, approval (including with respect to modifications or terminations of contracts or agreements), order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission (each, a "Governmental Entity") (so as not to trigger any
                        -------------------
Conflict), is required by or with respect to the Company and/or the Principal Stockholders in connection with the execution and delivery of this Agreement and any Related Agreement to which the Company and/or a Principal Stockholder is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws and (ii) the filing of the Certificates of Merger with the Secretary of State of the State of Delaware and the Secretary of State of the State of North Dakota.

      2.7 Company Financial Statements. Section 2.7 of the Disclosure Schedule
          ----------------------------  -----------
sets forth the Company's audited balance sheet as of December 31, 2000 and its unaudited Current Balance Sheet as of November 30, 2001, and the related unaudited statement of income for the period then ended, since the Company's inception (the "Financials"). The Financials are true and correct in all
                ----------
material respects and have been prepared in accordance with GAAP consistently applied on a basis consistent throughout the periods indicated and consistent with each other (except that the interim Financials do not contain footnotes that may be required by GAAP and are subject to normal year-end adjustments). The Financials present fairly the Company's financial condition and operating results as of the dates and during the periods indicated therein, subject, in the case of the interim Financials, to normal year-end adjustments, which are not material in amount or significance in any individual case or in the aggregate.

      2.8 No Undisclosed Liabilities. Except as set forth in Section 2.8 of the
          --------------------------                         -----------
Disclosure Schedule, the Company has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate (i) has not been reflected in the Current Balance Sheet, or (ii) has not arisen in the ordinary course of business consistent with past practices since November 30, 2001.

      2.9 No Changes. Except as set forth in Section 2.9 of the Disclosure
          ----------                         -----------
Schedule, since November 30, 2001, there has not been, occurred or arisen any:

            (a) transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices;

            (b) amendments or changes to the certificate of incorporation or bylaws of the Company, except as contemplated by the Recapitalization;

            (c) capital expenditure or commitment by the Company exceeding $5,000 individually or $10,000 in the aggregate;

            (d) payment, discharge or satisfaction, in any amount in excess of $10,000 in any one case, or $25,000 in the aggregate, of any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Current Balance Sheet;

            (e) destruction of, damage to, or loss of any material assets (whether tangible or intangible), material business or material customer of the Company (whether or not covered by insurance);

            (f) labor trouble or claim of wrongful discharge or other unlawful labor practice or action with respect to the Company;

            (g) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company other than as required by GAAP;

            (h) change in any material election in respect of Taxes (as defined below), adoption or change in any accounting method in respect of Taxes, or agreement or settlement of any claim or assessment in respect of Taxes;

            (i) revaluation by the Company of any of its assets (whether tangible or intangible);

            (j) except in the case of the Recapitalization and Option Repurchase, declaration, setting aside or payment of a dividend or other distribution (whether in cash, stock or property) in respect of any Company Common Stock or any Company Preferred Stock, or any split, combination or reclassification in respect of any shares of Company Common Stock or Company Preferred Stock, or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Common Stock or Company Preferred Stock, or any direct or indirect repurchase, redemption, or other acquisition by the Company of any shares of Company Common Stock or Company Preferred Stock (or options, warrants or other rights convertible into, exercisable or exchangeable therefore);

            (k) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment by the Company of a severance payment, termination payment, bonus or other additional salary or compensation to any such person;

            (l) any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets (whether tangible or intangible) are bound or any termination, extension, amendment or modification of the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets are bound;

            (m) sale, lease, license or other disposition of any of the material assets (whether tangible or intangible) or material properties of the Company, including, but not limited to, the sale of any accounts receivable of the Company, or any creation of any security interest in such material assets or material properties;

            (n) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business consistent with past practices;

            (o) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company;

            (p) the commencement, settlement, notice or, to the Knowledge of the Company or the Principal Stockholders, threat of any lawsuit or proceeding or other investigation against the Company or its affairs, or any reasonable basis for any of the foregoing;

            (q) notice of any claim or potential claim of ownership by any person other than the Company of the Company Intellectual Property (as defined in Section 2.13 hereof) owned by or developed or created by the Company or of
   ------------
infringement by the Company of any other person's Intellectual Property (as defined in Section 2.13 hereof);
           ------------

            (r) except as contemplated by the Recapitalization, issuance or sale, or contract to issue or sell, by the Company of any shares of Company Capital Stock or securities convertible into, or exercisable or exchangeable for, shares of Company Capital Stock, or any securities, warrants, options or rights to purchase any of the foregoing, except for issuances of Company Capital Stock upon the exercise thereof;

            (s) (i) sale or license of any Company Intellectual Property or execution of any agreement with respect to the Company Intellectual Property with any person or entity or with respect to the Intellectual Property of any person or entity, or (ii) purchase or license of any Intellectual Property or execution of any agreement with respect to the Intellectual Property of any person or entity, (iii) agreement with respect to the development of any Intellectual Property with a third party, or (iv) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

            (t) agreement or modification to any agreement pursuant to which any other party was granted marketing, distribution, development or similar rights of any type or scope with respect to any products or technology of the Company;

            (u) any event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect;

            (v) any hiring of employees or making of any offers to potential employees; or

            (w) agreement by the Company, or any officer or employees on behalf of the Company, to do any of the things described in the preceding clauses (a) through (v) of this

Section 2.9 (other than negotiations with Parent and its representatives
-----------
regarding the transactions contemplated by this Agreement and the Related Agreements).

      2.10 Tax Matters.
           -----------

            (a) Definition of Taxes. For the purposes of this Agreement, the
                -------------------
term "Tax" or, collectively, "Taxes" shall mean (i) any and all federal, state,
      ---                     -----
local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes as well as public imposts, fees and social security charges (including but not limited to health, unemployment and pension insurance), together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) of this Section 2.10(a) as a result of being a
                                         ---------------
member of an affiliated, consolidated, combined or unitary group for any period, and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) of this Section 2.10(a) as a result of any express or
                            ---------------
implied obligation to indemnify any other person or as a result of any obligation under any agreement or arrangement with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

            (b) Tax Returns and Audits.
                ----------------------

                  (i) As of the Closing Date, except as set forth in Section
                                                                     -------
2.10(b) of the Disclosure Schedule, the Company will have prepared and timely
-------
filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes
                                     -------
concerning or attributable to the Company or its operations and such Returns were or will be, at the time they are filed, true and correct and have been or will be completed in accordance with applicable law. The Company will have paid all Taxes shown to be due on such Returns.

                  (ii) As of the Closing Date, except as set forth in Section
                                                                      -------
2.10(b) of the Disclosure Schedule, the Company will have paid all Taxes it is
-------
required to pay and will have withheld with respect to its Employees (and timely paid over to the appropriate Taxing authority) all federal, state and foreign income taxes and social security charges and similar fees, Federal Insurance Contribution Act ("FICA"), Federal Unemployment Tax Act ("FUTA") and other Taxes
                   ----                                   ----
required to be withheld.

                  (iii) The Company has not been delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, assessed or proposed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                  (iv) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

                  (v) The Company has no liabilities for unpaid federal, state, local or foreign Taxes which have not been accrued or reserved on the Current Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has not incurred any liability for Taxes since the date of the Current Balance Sheet other than in the ordinary course of business.

                  (vi) The Company has made available to Parent or its legal counsel, copies of all foreign, federal, state and local income and all state and local sales and use Returns for the Company filed for all periods since its inception.

                  (vii) There are (and immediately following the Effective Time there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of the Company relating to or attributable to Taxes other
 -----
than Liens for Taxes not yet due and payable.

                  (viii) Neither the Company nor any Principal Stockholder has Knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

                  (ix) None of the Company's assets is treated as "tax-exempt use property," within the meaning of Section 168(h) of the Code.

                  (x) The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                  (xi) The Company has (a) never been a member of an affiliated group (within the meaning of Code ss.1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was Company),
(b) never been a party to any tax sharing, indemnification or allocation agreement, (c) no liability for the Taxes of any person (other than Company or any of its subsidiaries) under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or agreement, or otherwise and (d) never been a party to any joint venture, partnership or other arrangement that could be treated as a partnership for Tax purposes.

                  (xii) The Company's Tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income Tax deductions is accurately reflected on the Company's Tax books and records.

                  (xiii) The Company has not been, at any time, a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

                  (xiv) No adjustment relating to any Return filed by the Company has been proposed formally or, to the Knowledge of the Company or any Principal Stockholder, informally by any tax authority to the Company or any representative thereof.

                  (xv) The Company has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two (2) years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

            (c) Executive Compensation Tax. There is no contract, agreement,
                --------------------------
plan or arrangement to which the Company is a party, including, without limitation, the provisions of this Agreement, covering any employee or former employee of the Company, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

      2.11 Restrictions on Business Activities. Except as set forth in Section
           -----------------------------------                         -------
2.11 of the Disclosure Schedule, there is no agreement (non-competition or
----
otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or may reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company, the conduct of business by the Company, or otherwise limiting the freedom of the Company to engage in any line of business or to compete with any person. Except as set forth in Section 2.11 of the Disclosure
                                                ------------
Schedule, without limiting the generality of the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its technology or products or from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time, or in any segment of the market.

      2.12 Title to Properties; Absence of Liens and Encumbrances; Condition of
           --------------------------------------------------------------------
Equipment.
---------

            (a) The Company does not own any real property, nor has Company ever owned any real property. Section 2.12(a) of the Disclosure Schedule sets forth a
                         ---------------
list of all real property currently leased by the Company or otherwise used or occupied by the Company for the operation of the Company's business (the "Leased
                                                                          ------
Real Property"), the name of the lessor, the date of the lease and each
-------------
amendment thereto and, with respect to any current lease, the aggregate annual rental payable under any such lease. Except as set forth in Section 2.12(a) of
                                                            ---------------
the Disclosure Schedule, all such current leases are in full force and effect, are valid and effective in accordance with their respective terms (except as such enforceability may be limited by principles of public policy or may be subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies), and the Company is not subject to any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) thereunder, nor to the Knowledge of the Company or the Principal Stockholders is any party obligated thereunder subject to any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) thereunder.

            (b) The Company has provided Parent true, correct and complete copies of all leases, lease guaranties, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in or relating to the Leased Real Property, including all amendments, terminations and modifications thereof ("Lease Agreements"); and
                                                     ----------------
there are no other Lease Agreements for real property affecting the real property or to which Company is bound, other than those identified in Section
                                                                      -------
2.12(a) of the Disclosure Schedule. Except as set forth in Section 2.12(a) of
-------                                                    ---------------
the Disclosure Schedule, all such Lease Agreements are valid and enforceable in accordance with their respective terms (except as such enforceability may be limited by principles of public policy or may be subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies), and the Company is not subject to any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) under any such Lease Agreement (including past due rentals), nor to the Knowledge of the Company is any other party other than the Company obligated under any such Lease Agreement subject to any existing default or event of default (or event which, with notice, or lapse of time or both, would constitute a default under any such Lease Agreement. The Company has received no notice of a default, alleged failure to perform, or any offset or counterclaim with respect to any such Lease Agreement, which has not been fully remedied and withdrawn. Except as set forth on Section 2.12(a) of the Disclosure
                                               ---------------
Schedule, the Closing will not affect the enforceability against any person of any such Lease Agreement or the rights of the Company or the Surviving Corporation to the continued use and possession of the real property for the conduct of business as presently conducted.

            (c) The Leased Real Property is (A) in good operating condition and repair and, (B) to the Knowledge of the Company, is (i) free from structural, physical and mechanical defects, (ii) maintained in a manner consistent with standards generally followed with respect to similar properties, and (iii) structurally sufficient and otherwise suitable for the conduct of the business as presently conducted.

            (d) Except as set forth on Section 2.12(d) of the Disclosure
                                       ---------------
Schedule, the Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except (i) as reflected in the Current Balance Sheet, (ii) Liens for Taxes not yet due and payable, and (iii) such imperfections of title and encumbrances, if any, which do not detract from the value or interfere with the present use of the property subject thereto or affected thereby.

            (e) Section 2.12(e) of the Disclosure Schedule lists all material
                ---------------
items of equipment (the "Equipment") owned or leased by the Company, and such
                         ---------
Equipment is (i) adequate for the conduct of the business of the Company as currently conducted and as currently contemplated to be conducted, and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

            (f) Except as set forth on Section 2.12(d) of the Disclosure
                                       ---------------
Schedule, the Company has sole and exclusive ownership, free and clear of any Liens, of all customer lists, customer contact information, customer correspondence and customer licensing and purchasing histories relating to its current and former customers (the "Customer Information"). No person
                                   --------------------
other than the Company possesses any claims or rights with respect to use of the Customer Information.

      2.13 Intellectual Property.
           ---------------------

            (a) Definitions. For all purposes of this Agreement, the following
                -----------
terms shall have the following respective meanings:

            "Intellectual Property" shall mean any or all of the following: (i)
             ---------------------
works of authorship including, without limitation, computer programs, algorithms, routines, source code, and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, records and data, (ii) inventions (whether or not patentable), improvements, and technology,
(iii) proprietary and confidential information, including without limitation technical data and customer and supplier lists, trade secrets, know how and techniques, (iv) databases, data compilations and collections and technical data, (v) logos, trade names, trade dress, trademarks and service marks, (vi) domain names, web addresses and sites, (vii) tools, methods, processes, devices, prototypes, schematics, net lists and test methodologies, and (viii) any and all instantiations of the foregoing in any form and embodied in any media.

            "Intellectual Property Rights" shall mean any or all of the
             ----------------------------
following and all rights in, arising out of, or associated therewith, whether arising from statute or common law: (i) all United States and foreign patents and utility models and applications therefore and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries including without limitation invention disclosures ("Patents"), (ii) all trade secrets and other rights in know-how and
              -------
confidential or proprietary information, (iii) all copyrights, copyrights registrations and applications therefore and all other rights corresponding thereto throughout the world ("Copyrights"), (iv) all industrial designs and any
                               ----------
registrations and applications therefore throughout the world, (v) mask works, mask work registrations and applications therefore, and all other rights corresponding thereto throughout the world ("Mask Works"), (vi) all rights in
                                             ----------
World Wide Web addresses and domain names and applications and registrations therefore, all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefore and all goodwill associated therewith throughout the world ("Trademarks"), and (vii) any
                                                     ----------
similar, corresponding or equivalent rights to any of the foregoing throughout the world.

            "Company Intellectual Property" shall mean any Intellectual Property
             -----------------------------
and Intellectual Property Rights (including the Company Registered Intellectual Property Rights, as defined below) that are owned by or exclusively licensed to the Company, and all such Company Intellectual Property is identified in Section
                                                                         -------
2.13(a) of the Disclosure Schedule.
-------

            "Registered Intellectual Property" shall mean Intellectual Property
             --------------------------------
and Intellectual Property Rights that are the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by any state, government or other public legal authority at any time.

            (b) Section 2.13(b) of the Disclosure Schedule (i) lists all
                ---------------
Registered Intellectual Property Rights owned by, filed in the name of, or applied for by or on behalf of the Company (the "Company Registered Intellectual
                                                 -------------------------------
Property Rights") and (ii) lists any proceedings or actions before any court,
---------------
tribunal (including the United States Patent and Trademark Office (the "PTO") or
                                                                        ---
equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property Rights or Company Intellectual Property.

            (c) Except as set forth on Section 2.12(d) of the Disclosure
                                       ---------------
Schedule, each item of Company Intellectual Property, including all Company Registered Intellectual Property listed in Section 2.13(b) of the Disclosure
                                           ---------------
Schedule, and all Intellectual Property licensed to the Company, is free and clear of any Liens or other encumbrances. The Company is the exclusive owner or exclusive licensee of all Company Intellectual Property. Without limiting the generality of the foregoing, (i) the Company is the exclusive owner of all Trademarks used in connection with the operation or conduct of the business of the Company, including the sale, distribution or provision of any Company products by the Company, (ii) the Company owns exclusively, and has good title to, all copyrighted works that are included or incorporated into Company products or which the Company purports to own, and (iii) to the extent that any
(X) issued patents, (Y) publicly available patent applications or (Z) patent applications that the Company knows of, or should have Knowledge of, would be infringed by any Company products, the Company is the exclusive owner of such Patents.

            (d) Except as set forth on Section 2.13(d) of the Disclosure
                                       ---------------
Schedule, all Intellectual Property used in or necessary to the conduct of Company's business as presently conducted or currently contemplated to be conducted by the Company was written, developed and created solely by either (i) employees of the Company acting within the scope of their employment or (ii) third parties who have validly and irrevocably assigned all of their rights, including Intellectual Property Rights therein, to the Company. Except as set forth on Section 2.13(d) of the Disclosure Schedule, no third party owns or has
         ---------------
any rights to any of the Company Intellectual Property and none of the Company's current or former independent contractors, employees and officers who contributed to the development of such Intellectual Property incorporated any Intellectual Property Rights of any third party into the Company Intellectual Property.

            (e) The Company has not transferred ownership of, or granted any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Intellectual Property or Intellectual Property Right that is or was Company Intellectual Property, to any other person. All Company Intellectual Property will be fully transferable, alienable or licensable by Parent without restriction and without payment of any kind to any third party.

            (f) Other than "shrink-wrap" and similar publicly available binary code and commercial end-user licenses, the Company Intellectual Property constitutes all the Intellectual Property and Intellectual Property Rights used in and/or necessary to the conduct of the business of the Company as it currently is conducted, including, without limitation, the design, development, manufacture, use, import and sale of products, Intellectual Property and services (including products, Intellectual Property or services currently under development).

            (g) Other than (i) "shrink-wrap" and similar publicly available binary code and commercial end-user licenses and (ii) other non-exclusive licenses and related agreements with respect thereto of the Company's products to end-users pursuant to written agreements that have been entered into in the ordinary course of business that do not materially differ in substance from the Company's standard form(s) of end-user license including attachments (which is or are included in Section 2.13(g) of the Disclosure Schedule), Section 2.13(g)
                   ---------------                              ---------------
of the Disclosure Schedule lists all contracts, licenses and agreements to which the Company is a party with respect to any Intellectual Property and Intellectual Property Rights. Except as set forth in Section 2.13(g) of the
                                                     ---------------
Disclosure Schedule, the Company is not in breach of nor has the Company failed to perform under, any of the foregoing contracts, licenses or agreements, and to the Company's Knowledge, no other party to any such contract, license or agreement is in breach thereof or has failed to perform thereunder. No third party who has licensed Intellectual Property or Intellectual Property Rights to the Company has ownership rights or license rights to improvements made by the Company in such Intellectual Property or Intellectual Property Rights.

            (h) Other than (i) "shrink-wrap" and similar publicly available binary code and commercial end-user licenses and (ii) other non-exclusive licenses and related agreements with respect thereto of the Company's products to end-users pursuant to written agreements that have been entered into in the ordinary course of business that do not materially differ in substance from the Company's standard form(s) of end-user license including attachments (which is or are included in Section 2.13(h) of the Disclosure Schedule), Section 2.13(h)
                   ---------------                              ---------------
of the Disclosure Schedule lists all contracts, licenses and agreements between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Intellectual Property Rights of any person other than the Company.

            (i) The operation of the business of the Company as it currently is conducted or is currently contemplated to be conducted by the Company, including but not limited to the design, development, use, import, branding, advertising, promotion, marketing, manufacture and sale of the products, Intellectual Property or services (including products, Intellectual Property or services currently under development) of the Company, does not and will not, when conducted by Parent in the same manner, in all material respects, following the Closing, infringe or misappropriate any Intellectual Property Right of any person, violate any right of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction. The Company has not received any notice from any person claiming that such operation or any act, product, Intellectual Property or service (including products, Intellectual Property or services currently under development) of the Company infringes or misappropriates any Intellectual Property Right of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does Company or the Principal Stockholders have Knowledge of any basis therefore).

            (j) Except as set forth on Section 2.13(j) of the Disclosure
                                       ---------------
Schedule, each item of Company Registered Intellectual Property is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. Except as set forth on Section 2.13(j) of the
                                                         ---------------
Disclosure Schedule, there are no actions that must be taken by the Company within one hundred twenty (120) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of responses to PTO office actions, documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Registered Intellectual Property Rights.

            (k) Except as set forth on Section 2.13(k) of the Disclosure
                                       ---------------
Schedule, in each case in which the Company has acquired any Intellectual Property Rights from any person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property and the associated Intellectual Property Rights (including the right to seek past and future damages with respect thereto) to the Company and, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Company has recorded each such assignment with the relevant governmental authorities, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

            (l) Except as set forth on Section 2.13(l) of the Disclosure
                                       ---------------
Schedule, there are no contracts, licenses or agreements between the Company and any other person with respect to Company Intellectual Property under which there is any dispute, to the Knowledge of the Company or the Principal Stockholders, regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

            (m) Except as set forth on Section 2.13(m) of the Disclosure
                                       ---------------
Schedule, neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent by operation of law or otherwise of any contracts or agreements to which the Company is a party, will result in:
(i) Parent, Sub or the Company granting to any third party any right to or with respect to any Intellectual Property owned by, or licensed to, any of them, (ii) Parent, Sub or the Company, being bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses, or (iii) Parent, Sub or the Company being obligated to pay any royalties or other material amounts to any third party in excess of those payable by any of them, respectively, in the absence of this Agreement or the transactions contemplated hereby.

            (n) To the Knowledge of the Company and the Principal Stockholders, no person is infringing or misappropriating any Company Intellectual Property.

            (o) Except as set forth on Section 2.13(o) of the Disclosure
                                       ---------------
Schedule, the Company has taken all reasonable steps that are required to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person to the

Company. Except as set forth on Section 2.13(o) of the Disclosure Schedule,
                                ---------------
without limiting the foregoing, the Company has enforced, and enforces, a policy requiring each employee, consultant, and contractor to execute proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms, and all current and former employees, consultants and contractors of the Company have executed such an agreement in substantially the Company's standard form.

            (p) No Company Intellectual Property, Intellectual Property Rights or service of the Company is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

            (q) To the Knowledge of the Company or the Principal Stockholders, no (i) product, Intellectual Property, service or publication of the Company,
(ii) material published or distributed by the Company, or (iii) conduct or statement of Company constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any law or regulation.

            (r) Without limiting the foregoing, no open source, public source or freeware software or any modification or derivative thereof, including any version of any software licensed pursuant to any GNU general public license or limited general public license was used in, incorporated into, integrated or bundled with any software that is or was Company Intellectual Property.

            (s) Except as set forth on Section 2.13(s) of the Disclosure
                                       ---------------
Schedule, none of the Company Intellectual Property was developed by or on behalf of, or using grants or any other subsidies of, any governmental entity or any university, and no government funding, facilities, faculty or students of a university, college, other educational institution or research center or funding from third parties was used in the development of the Company Intellectual Property, other than solely as a result of the ownership by a university, or an affiliate of a university, of less than three percent (3%) of the equity securities of the Company on a passive basis. To the Knowledge of the Company, no current or former employee, consultant or independent contractor of the Company, who was involved in, or who contributed to, the creation or development of any Company Intellectual Property, has performed services for the government, university, college, or other educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for the Company.

            (t) Each of the Company's independent contractors, employees and officers who contributed to the development of the Intellectual Property used in or necessary to the conduct of Company's business as presently conducted or currently contemplated to be conducted by the Company (each, an "Individual") performed his or her work for the Company entirely on his or her own time without using the equipment, supplies, facilities, trade secret information or any Intellectual Property Rights of any third party (including any third party employer for whom such Individual worked prior to or during the same period he or she performed services for the Company (an "Employer")). Additionally, at the time of such Individual's conception or reduction to practice of the Intellectual Property, such Intellectual Property (a) did not relate directly to such Employer's business, or actual or demonstrably anticipated research or development of the Employer and (b) did not result from any work performed by such Individual for the Employer.

      2.14 Agreements, Contracts and Commitments.
           -------------------------------------

            (a) Except as set forth in or excepted from (by virtue of the specific exclusions contained in Section 2.13(g) or Section 2.13(h) of the
                                 ---------------    ---------------
Disclosure Schedule) Section 2.13(g) and Section 2.13(h) of the Disclosure
                     ---------------     ---------------
Schedule, or as set forth in Section 2.14(a) of the Disclosure Schedule, the
                             ---------------
Company is not a party to, nor is it bound by:

                  (i) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson, or consulting or sales agreement, contract, or commitment with a firm or other organization;

                  (ii) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                  (iii) any indemnification agreement with any officer or director;

                  (iv) any fidelity or surety bond or completion bond;

                  (v) any lease of personal property having a value in excess of $5,000 individually or $10,000 in the aggregate;

                  (vi) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $5,000 individually or $10,000 in the aggregate;

                  (vii) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business;

                  (viii) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

                  (ix) any purchase order or contract for the purchase of materials involving in excess of $5,000 individually or $10,000 in the aggregate;

                  (x) any construction contracts;

                  (xi) any dealer, distribution, joint marketing or development agreement;

                  (xii) any sales representative, original equipment manufacturer, value added, remarketer, reseller, or independent software vendor, or other agreement for use or distribution of the Company's products, technology or services; or

                  (xiii) any other agreement, contract or commitment that involves $5,000 individually or $10,000 in the aggregate or more and is not cancelable without penalty within thirty (30) days.

      2.15 Interested Party Transactions. Except as disclosed in Section 2.15 to
           -----------------------------                         ------------
the Disclosure Schedule, no officer, director or stockholder of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services, products or technology that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to the Company, any goods or services, or (iii) a beneficial interest in any Contract to which the Company is a party; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an "interest in any entity" for purposes of this
Section 2.15. There are no agreements, contracts, or commitments with regard to
------------
contribution or indemnification between or among any of the Stockholders.

      2.16 Governmental Authorization. Each consent, license, permit, grant or
           --------------------------
other authorization (i) pursuant to which the Company currently operates or holds any interest in any of its properties, or (ii) which is required for the operation of the Company's business as currently conducted or currently contemplated to be conducted or the holding of any such interest (collectively, "Company Authorizations") has been issued or granted to the Company. The Company
 ----------------------
Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

      2.17 Litigation. Except as set forth on Section 2.17 of the Disclosure
           ----------                         ------------
Schedule, there is no action, suit, claim or proceeding of any nature pending, or to the Knowledge of the Company or any of the Principal Stockholders, threatened, against the Company, their properties (tangible or intangible) or any of their officers or directors, nor to the Knowledge of the Company or the Principal Stockholders is there any reasonable basis therefore. There is no investigation or other proceeding pending or, to the Knowledge of the Company or any of the Principal Stockholders, threatened, against the Company, any of their properties (tangible or intangible) or any of their officers or directors by or before any Governmental Entity, nor to the Knowledge of the Company or any of the Principal Stockholders is there any reasonable basis therefore. No Governmental Entity has at any time challenged or questioned the legal right of the Company to conduct its operations as presently or previously conducted or as presently contemplated to be conducted.

      2.18 Accounts Receivable.
           -------------------

            (a) The Company has made available to Parent a list of all accounts receivable of the Company as of November 30, 2001, together with a range of days elapsed since invoice.

            (b) All of the Company's accounts receivable arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied, and are collectible except to the extent of reserves therefore set forth in the Current Balance Sheet or, for receivables arising subsequent to November 30, 2001, as reflected on the books and records of the Company (which are prepared in accordance with GAAP). Except as set forth on
Section 2.12(d) of the Disclosure Schedule, no person has any Lien on any of the
---------------
Company's accounts receivable and no request or agreement for deduction or discount has been made with respect to any of the Company's accounts receivable.

      2.19 Minute Books. The minutes of the Company made available to counsel
           ------------
for Parent are the only minutes of the Company and contain accurate summaries of all meetings or actions by written consent of the Board of Directors (or committees thereof) of the Company and contain all stockholder actions by written consent since the time of incorporation of the Company.

      2.20 Environmental Matters.

            (a) Hazardous Material. The Company has not: (i) operated any underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased, or (ii) illegally released any amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), but excluding office and janitorial supplies properly and
 ------------------
safely maintained. To the Knowledge of the Company or the Principal Stockholders, no Hazardous Materials are present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased, in violation of any law or in a manner that would be reasonably likely to result in liability to the Company.

            (b) Hazardous Materials Activities. The Company has not transported,
                ------------------------------
stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law or in a manner that would result in liability to the Company, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to herein as "Hazardous
                                                                       ---------
Materials Activities") in violation of any rule, regulation, treaty or statute
--------------------
promulgated by any Governmental Entity to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

            (c) Permits. The Company currently holds all environmental
                -------
approvals, permits, licenses, clearances and consents (the "Environmental
                                                            -------------
Permits") necessary for the conduct of the Company's Hazardous Material
-------
Activities, and other businesses of the Company as such activities and businesses are currently being conducted and as currently contemplated to be conducted.

            (d) Environmental Liabilities. No action, proceeding, revocation
                -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending, or to the Knowledge of the Company or the Principal Stockholders threatened, concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. Neither the Company nor any of the Principal Stockholders has any Knowledge of any fact or circumstance that could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

            (e) Reports and Records. The Company has delivered to Parent all
                -------------------
records in the Company's possession concerning the Hazardous Materials Activities of the Company relating to its business and all environmental audits and environmental assessments of any Leased Real Property conducted at the request of, or otherwise in the possession of the Company. The Company has complied with all environmental disclosure obligations imposed by applicable law with respect to this transaction.

      2.21 Brokers' and Finders' Fees; Third Party Expenses. The Company has not
           ------------------------------------------------
incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby. Section 2.21 of the
                                                           ------------
Disclosure Schedule sets forth the Company's current reasonable estimate of all Third Party Expenses (as defined in Section 5.5 hereof) expected to be incurred
                                    -----------
by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

      2.22 Employee Benefit Plans and Compensation.
           ---------------------------------------

            (a) Definitions. For all purposes of this Agreement, the following
                -----------
terms shall have the following respective meanings:

                  "Affiliate" shall mean any other person or entity under common
                   ---------
control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder.

                  "Company Employee Plan" shall mean any plan, program, policy,
                   ---------------------
practice, contract, agreement or other material arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or with respect to which the Company or any Affiliate has or may have any liability or obligation.

                  "COBRA" shall mean the Consolidated Omnibus Budget
                   -----
Reconciliation Act of 1985, as amended.

                  "DOL" shall mean the United States Department of Labor.
                   ---

                  "Employee" shall mean any current or former employee,
                   --------
consultant or director of the Company or any Affiliate.

                  "Employee Agreement" shall mean each management, employment,
                   ------------------
severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, contract or understanding between the Company or any Affiliate and any Employee.

                  "ERISA" shall mean the Employee Retirement Income Security Act
                   -----
of 1974, as amended.

                  "FMLA" shall mean the Family Medical Leave Act of 1993, as
                   ----
amended.

                  "HIPAA" shall mean the Health Insurance Portability and
                   -----
Accountability Act of 1996, as amended.

                  "International Employee Plan" shall mean each Company Employee
                   ---------------------------
Plan that has been adopted or maintained by the Company or any Affiliate, whether informally or formally, or with respect to which the Company or any Affiliate will or may have any liability, for the benefit of Employees who perform services outside the United States.

                  "IRS" shall mean the United States Internal Revenue Service.
                   ---

                  "PBGC" shall mean the United States Pension Benefit Guaranty
                   ----
Corporation.

                  "Pension Plan" shall mean each Company Employee Plan which is
                   ------------
an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

            (b) Schedule. Section 2.22(b)(1) of the Disclosure Schedule contains
                --------  ------------------
an accurate and complete list of each Company Employee Plan, each Employee Agreement under each Company Employee Plan, and each Employee Agreement. Except in connection with the termination of the Plan or as set forth on Section
                                                                  -------
2.22(b) of the Disclosure Schedule, the Company has not made any plan or
-------
commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement. Section 2.22(b) of the
                                                      ---------------
Disclosure Schedule sets forth a table setting forth the name and salary of each employee of the Company.

            (c) Documents. The Company has provided to Parent (i) correct and
                ---------
complete copies of all documents embodying each Company Employee Plan and each Employee Agreement including, without limitation, all amendments thereto and all related trust documents, (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan, (iii) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets, (iv) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan, (v) all material written agreements and contracts relating to each Company Employee Plan, including, without limitation, administrative service agreements and group insurance contracts, (vi) all communications material to any employee or employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company, (vii) all correspondence to or from any governmental agency relating to any Company Employee Plan, (viii) all COBRA forms and related notices, (ix) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan, (x) all discrimination tests for each Company Employee Plan for the three (3) most recent plan years, (xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan, and
(xii) the most recent IRS determination or opinion letter, if any, issued with respect to each Company Employee Plan.

            (d) Employee Plan Compliance. Except as set forth on Section 2.22(d)
                ------------------------                         ---------------
of the Disclosure Schedule, the Company has performed all obligations required to be performed by it under, is not in default or violation of, and has no Knowledge of any default or violation by any other party to, any Company Employee Plan, and each Company Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code. Any Company Employee Plan intended to be qualified under
Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. There are no actions, suits or claims pending or, to the Knowledge of the Company or the Principal Stockholders, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, the Company or any Affiliate (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending or to the Knowledge of the Company or the Principal Stockholders or any Affiliates, threatened by the IRS, DOL, or any other Governmental Entity with respect to any Company Employee Plan. Neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under
Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. The Company has made all contributions and other payments required by and due under the terms of each Company Employee Plan.

            (e) No Pension Plans. Neither the Company nor any Affiliate has ever
                ----------------
maintained, established, sponsored, participated in, or contributed to, any (i) Pension Plans subject to Title IV of ERISA, or (ii) "multiemployer plan" within the meaning of Section (3)(37) of ERISA.

            (f) No Post-Employment Obligations. No Company Employee Plan
                ------------------------------
provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

            (g) COBRA; FMLA; HIPAA. The Company and each Affiliate has, prior to
                ------------------
the Effective Time, complied with the health care continuation requirements of COBRA, FMLA, HIPAA, the Women's Health and Cancer Rights Act of 1998, the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, and any similar provisions of state law applicable to its Employees. The Company has no unsatisfied obligations to any Employees or qualified beneficiaries pursuant to COBRA, HIPAA or any state law governing health care coverage or extension.

            (h) Effect of Transaction. The execution of this Agreement and the
                ---------------------
consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits or be deemed a "parachute payment" under Section 280G of the Code with respect to any Employee, except as expressly required by this Agreement.

            (i) Employment Matters. Except as set forth on Section 2.22(i) of
                ------------------                         ---------------
the Disclosure Schedule, the Company: (i) is in compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees, (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees, (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing, and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). Except as set forth on Section 2.22(i) of the Disclosure
                                       ---------------
Schedule, there are no pending, or to the Knowledge of the Company or the Principal Stockholders, threatened, or reasonably anticipated claims or actions against the Company for any employment matters, including, but not limited to, wrongful termination, discrimination, safety matters, or under any worker's compensation policy or long-term disability policy. Any and all Employee terminations have been performed in accordance with applicable laws and Company policies.

            (j) Labor. No work stoppage or labor strike against the Company is
                -----
pending, or to the Knowledge of the Company or the Principal Stockholders, threatened, or reasonably anticipated. The Company has no Knowledge of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending, or to the Knowledge of the Company or the Principal Stockholders threatened, or reasonably anticipated relating to any labor matters involving any Employee, including, without limitation, charges of unfair labor practices. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company presently is not, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

            (k) International Employee Plan. The Company does not now, nor has
                ---------------------------
it ever had the obligation to maintain, establish, sponsor, participate in or contribute to any International Employee Plan.

            (l) No Interference or Conflict. To the Knowledge of the Company or
                ---------------------------
the Principal Stockholders, no stockholder, director, officer, Employee or consultant of the Company is obligated under any contract or agreement, subject to any judgment, decree, or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of the Company or that would interfere with the Company's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted or proposed to be conducted nor any activity of such officers, directors, Employees or consultants in connection with the carrying on of the Company's business as presently conducted or currently proposed to be conducted will, to the Knowledge of the Company or the Principal Stockholders, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, Employees, or consultants is now bound.

      2.23 Insurance. Section 2.23 of the Disclosure Schedule lists all
           ---------  ------------
insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company or any Affiliate. Except as set forth on Section 2.23 of the Disclosure Schedule, there
                                  ------------
is no claim by the Company or any Affiliate pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. Except as set forth on Section 2.23 of
                                                               ------------
the Disclosure Schedule, all premiums due and payable under all such policies and bonds have been paid, and the Company and its Affiliates are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Except as set forth on Section 2.23 of the Disclosure Schedule, neither the Company nor the
         ------------
Principal Stockholders has any Knowledge of threatened termination of, or premium increase with respect to, any of such policies.

      2.24 Compliance with Laws. The Company has complied with, is not in
           --------------------
violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

      2.25 Foreign Corrupt Practices Act. The Company (including any of its
           -----------------------------
officers or directors) has not taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder.

      2.26 Warranties; Indemnities. Except for the warranties and indemnities
           -----------------------
contained in those contracts and agreements set forth in Section 2.26 of the
                                                         ------------
Disclosure Schedule and warranties implied by law, the Company has not given any warranties or indemnities relating to products or technology sold or services rendered by the Company. The Company has neither shipped nor sold any products that violate the Part 15 standards of the United States Federal Communications Commission.

      2.27 Complete Copies of Materials. The Company has delivered or made
           ----------------------------
available true and complete copies of each document (or summaries of same) that has been requested by Parent or its counsel.

      2.28 Representations Complete. None of the representations or warranties
           ------------------------
made by the Company or the Principal Stockholders (as modified by the Disclosure Schedule) in this Agreement, and none of the statements made in any exhibit, schedule or certificate furnished by the Company or the Principal Stockholders pursuant to this Agreement contains, or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. The information furnished on or in any documents mailed, delivered or otherwise furnished to Stockholders in connection with the solicitation of their consent to this Agreement and the Merger, will not contain, at or prior to the Effective Time, any untrue statement of a material fact and will not omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which made, not misleading.

                                   ARTICLE III
                                   -----------

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB
                ------------------------------------------------

      Parent and Sub hereby represent and warrant to the Company that on the date hereof and as of the Effective Time, as though made at the Effective Time, as follows:

      3.1 Organization, Standing and Power. Parent and Sub are corporations duly
          --------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a material adverse effect on the business, assets (including intangible assets), condition (financial or otherwise), results of operations or capitalization of Parent (a "Parent
                                                                  ------
Material Adverse Effect").
-----------------------

      3.2 Authority. Each of Parent and Sub has all requisite corporate power
          ---------
and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub, and no further action is required on the part of Parent or Sub to authorize the Agreement and any Related Agreements to which either is a party and the transactions contemplated hereby and thereby. This Agreement and any Related Agreements to which Parent and Sub are parties have been duly executed and delivered by Parent and Sub and constitute the valid and binding obligations of Parent and Sub, enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

      3.3 No Conflict. The execution and delivery of this Agreement and any
          -----------
Related Agreement to which Parent and/or Sub, as applicable, is a party does not, and, the consummation of the transactions contemplated hereby and thereby will not conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a Conflict under (i) any provision of the certificate of incorporation, as amended, and bylaws of Parent or Sub, (ii) any Contract to which Parent or any of its respective properties or assets (whether tangible or intangible) are subject and which has been filed as an exhibit to Parent's filings under the Securities Act of 1933, as amended (the "Securities Act") or the Securities and Exchange Act of 1934, as
                 --------------
amended (the "Exchange Act") or (iii) any judgment, order, decree, statute, law,
              ------------
ordinance, rule or regulation applicable to Parent or Sub or their respective properties or assets, except in each case where such Conflict will not have a Parent Material Adverse Effect or will not have an affect on the legality, validity or enforceability of this Agreement.

      3.4 Consents. No consent, waiver, approval, order or authorization of, or
          --------
registration, declaration or filing with, any Governmental Entity, or any third party is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement and any Related Agreements to which Parent or Sub is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not have a Parent Material Adverse Effect, and (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the Secretary of State of the State of North Dakota.

      3.5 [Reserved].
          ----------

      3.6 Broker's and Finders' Fees. Neither Parent nor Sub has incurred, nor
          --------------------------
will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                                   ARTICLE IV
                                   ----------

                       CONDUCT PRIOR TO THE EFFECTIVE TIME
                       -----------------------------------

      4.1 Conduct of Business of the Company. During the period from the date of
          ----------------------------------
this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees, and each Principal Stockholder agrees, to use effort to influence the Company to carry on the business of Company, except to the extent that Parent shall otherwise consent in writing, in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of the Company when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to preserve intact the Company's present business organizations, keep available the services of the Company's present officers and key employees and preserve the Company's relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Company's goodwill and ongoing businesses at the Effective Time. The Company and the Principal Stockholders shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of business of the Company and any material event involving the Company. Except as expressly contemplated by this Agreement or as set forth in Section 4.1 of the Disclosure Schedule, the Company
                             -----------
shall not, without the prior written consent of Parent:

            (a) make any expenditures or enter into any commitment or transaction exceeding $5,000 individually or $10,000 in the aggregate or any commitment or transaction of the type described in Section 2.9 hereof;
                                                   -----------

            (b) (i) sell, license or transfer to any person or entity any rights to any Company Intellectual Property or enter into any agreement with respect to any Company Intellectual Property with any person or entity or with respect to any Intellectual Property of any person or entity, (ii) buy or license any Intellectual Property or enter into any agreement with respect to the Intellectual Property of any person or entity, (iii) enter into any agreement with respect to the development of any Intellectual Property with a third party,
(iv) or change pricing or royalties charged by the Company to its customers or licensees, or the pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

            (c) enter into or amend any Contract pursuant to which any other party is granted marketing, distribution, development or similar rights of any type or scope with respect to any products or technology of the Company;

            (d) amend or otherwise modify (or agree to do so), or violate the terms of, any of the Contracts set forth or described in the Disclosure Schedule;

            (e) commence or settle any litigation;

            (f) except in connection with the Recapitalization and the Option Repurchase, declare, set aside, or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Common Stock or Company Preferred Stock, or split, combine or reclassify any Company Common Stock or Company Preferred Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Common Stock or Company Preferred Stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Company Common Stock or Company Preferred Stock (or options, warrants or other rights exercisable therefore);

            (g) except in connection with the Recapitalization, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of capital stock of the Company or any securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue or purchase any such shares or other convertible securities, including but not limited to issuances of Company Common Stock pursuant to exercises of Company Options;

            (h) except in connection with the Recapitalization, cause or permit any amendments to its certificate of incorporation, bylaws or other organizational documents of the Company;

            (i) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Company's business;

            (j) sell, lease, license or otherwise dispose of any of its properties or assets, including without limitation the sale of any accounts receivable of the Company, except properties or assets (whether tangible or intangible) which are not Intellectual Property and only in the ordinary course of business and consistent with past practices;

            (k) except of indebtedness to Parent, incur any indebtedness or guarantee any indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

            (l) grant any loans to others or purchase debt securities of others or, except as contemplated by Section 6.2(p), amend the terms of any outstanding loan agreement;

            (m) grant any severance or termination pay (in cash or otherwise) to any Employee, including any officer, except payments made pursuant to standard written agreements outstanding on the date hereof and disclosed in the Disclosure Schedule;

            (n) except as contemplated by the Recapitalization, adopt or amend any Company Employee Plan, enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or Employee, or increase the salaries, wage rates, or other compensation of its Employees except payments made pursuant to standard written agreements outstanding on the date hereof and disclosed in the Disclosure Schedule;

            (o) revalue any of its assets (whether tangible or intangible), including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

            (p) pay, discharge or satisfy, in an amount in excess of $5,000 in any one case, or $10,000 in the aggregate (other than expenses incurred in the ordinary course of business in excess of the permissible per diem operating expenses specified in Section 7.6(a)), any claim, liability or obligation
                      ---------------
(absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Current Balance Sheet;

            (q) make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

            (r) enter into any strategic alliance or joint marketing arrangement or agreement;

            (s) take any action to accelerate the vesting schedule of any of the outstanding Company Options or Company Common Stock;

            (t) hire or terminate any Employees, or encourage any Employees to resign from the Company; or

            (u) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through 4.1(t) hereof, or any other action
                     ---------------         ------
(other than actions expressly contemplated by this Agreement) that would (x) prevent the Company or any of the Principal Stockholders from performing, or cause the Company or any of the Principal Stockholders not to perform, their respective covenants hereunder or (y) cause or result in any of its respective representations and warranties contained herein being untrue or incorrect.

      4.2 No Solicitation. Until the earlier of (i) the Effective Time, or (ii)
          ---------------
the date of termination of this Agreement pursuant to the provisions of Section
                                                                        -------
8.1 hereof, neither the Company nor the Principal Stockholders shall (nor shall
---
the Company nor the Principal Stockholders permit, as applicable, any of their respective officers, directors, employees, stockholders, agents, representatives or affiliates to), directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, encourage, initiate or participate in any inquiry, negotiations or discussions with respect to any offer or proposal to acquire all or any material part of the Company's business, properties or technologies, or any amount of the Company Capital Stock (whether or not outstanding), whether by merger, purchase of assets, tender offer, license or otherwise, or effect any such transaction (each, an "Acquisition Transaction"), (b) disclose any information not customarily
 -----------------------
disclosed to any person concerning the Company's business, technologies or properties, or afford to any person or entity access to its properties, technologies, books or records, not customarily afforded such access, (c) assist or cooperate with any person to make any proposal regarding an Acquisition Transaction, other than the purchase of inventory in the ordinary course of business, or (d) enter into any agreement with any person providing for an Acquisition Transaction. In the event that the Company, any Principal Stockholder, or any of the Company's affiliates shall receive, prior to the Effective Time or the termination of this Agreement in accordance with
Section 8.1 hereof, any offer, proposal, or request, directly or indirectly, of
-----------
the type referenced in clause (a), (c), or (d) above, or any request for disclosure or access as referenced in clause (b) above, the Company or such Principal Stockholder, as applicable, shall immediately (x) suspend any discussions with such offeror or party with regard to such offers, proposals, or requests and (y) notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request. The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section
                                                                        -------
4.2 were not performed in accordance with their specific terms or were otherwise
---
breached. It is accordingly agreed by the parties hereto that Parent shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Section 4.2 and to enforce specifically the terms and
                   -----------
provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent may be entitled at law or in equity, including the provisions of Section 8.2 hereof.
                                                          -----------

                                    ARTICLE V
                                    ---------

                              ADDITIONAL AGREEMENTS
                              ---------------------

      5.1 Stockholder Approval.
          --------------------

            (a) [Reserved].

            (b) The Company shall promptly submit this Agreement and the transactions contemplated hereby to its Stockholders for approval and adoption as provided by North Dakota Law and the certificate of incorporation and bylaws of the Company. Such submission, and any proxy or consent in connection therewith, shall specify that adoption of this Agreement shall constitute approval by the Stockholders of the following: (A) the escrow and indemnification obligations of the Stockholders set forth in Article VII hereof
                                                             -----------
and the deposit of the Escrow Amount into the Escrow Fund, and (B) the appointment of Thor Iverson as Stockholder Representative, under and as defined in this Agreement. Such approval by the Stockholders shall also include release provisions reasonably satisfactory to the Company and Parent. The Company shall consult with Parent regarding the date of the Company stockholders' meeting to approve this Agreement and the Merger (the "Company Stockholder Meeting") and
                                            ---------------------------
shall not postpone or adjourn (other than for absence of a quorum) the Company Stockholder Meeting without the consent of Parent. The preceding sentence shall not be construed to prohibit the Company from obtaining stockholder approval of this Agreement and the Merger by an action of written consent of the Stockholders pursuant to Section 10-19.1-75 of North Dakota Law. The Company shall use its best efforts to obtain the consent of its Stockholders sufficient to approve the Merger and this Agreement and to enable the Closing to occur as promptly as practicable. In addition, the Company shall separately solicit the approval of the Stockholders for the Recapitalization.

      5.2 [Reserved].
          ----------

      5.3 Access to Information. The Company shall afford Parent and its
          ---------------------
accountants, counsel and other representatives, reasonable access during the period from the date hereof and prior to the Effective Time to (i) all of the Company's properties, books, contracts, commitments and records, including the Company's source code, (ii) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Parent may reasonably request, and (iii) all Employees of the Company as identified by Parent. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements (including Tax returns and supporting documentation) promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or
     -----------
warranty contained herein or the conditions to the obligations of the parties to consummate the Merger in accordance with the terms and provisions hereof.

      5.4 Confidentiality. Each of the parties hereto hereby agrees that the
          ---------------
information obtained in any investigation pursuant to Section 5.3 hereof, or
                                                      -----------
pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, shall be governed by the terms of the Mutual Proprietary Information Agreement effective as of November 7, 2001 (the "Confidential Disclosure Agreement") between the Company and Parent.
 ---------------------------------

      5.5 Expenses. Whether or not the Merger is consummated, all fees and
          --------
expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in
                            --------------------
connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses; provided, however, that Parent agrees to pay up to an aggregate of $50,000 in reasonable and documented Third Party Expenses incurred by the Company if the Merger is consummated. Any Third Party Expenses incurred by the Company in excess of $50,000 and not otherwise reflected in the calculation of Merger Consideration shall be paid out of the Escrow Amount and shall not be limited by the Basket Amount (as defined in Section 7.3(b) hereof). Within three (3) business day of
                      --------------
the Closing, the Company agrees to pay the reasonably incurred legal fees owed to Fredrikson & Byron, P.A., provided that all such fees are accounted for as Third Party Expenses of the Company. Fredrikson & Byron, P.A, shall not be a third-party beneficiary under this Agreement.

      5.6 Public Disclosure. No party shall issue any statement or communication
          -----------------
to any third party (other than their respective agents) regarding the subject matter of this Agreement or the transactions contemplated hereby, including, if applicable, the termination of this Agreement and the reasons therefore, without the consent of the other party, which consent shall not be unreasonably withheld, except that this restriction shall be subject to Parent's obligation to comply with applicable securities laws and the rules of the Nasdaq Stock Market.

      5.7 Consents. The Company shall use commercially reasonable efforts to
          --------
obtain the consents, waivers and approvals (including with respect to any modifications or terminations) under any of the Contracts to which the Company is a party deemed appropriate or necessary by any party in connection with the Merger, including all consents, waivers and approvals set forth in the Disclosure Schedule, so as to preserve all rights of, and benefits to, the Company thereunder from and after the Effective Time.

      5.8 FIRPTA Compliance. On the Closing Date, the Company shall deliver to
          -----------------
Parent a properly executed statement (a "FIRPTA Compliance Certificate") in a
                                         -----------------------------
form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

      5.9 Reasonable Efforts. Subject to the terms and conditions provided in
          ------------------
this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided, however, that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates, of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates, or of the Company, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

      5.10 Notification of Certain Matters. The Company or any Principal
           -------------------------------
Stockholder, as the case may be, shall give prompt notice to Parent of: (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company or any Principal Stockholder, respectively and as the case may be, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time, and (ii) any failure of the Company or any Principal Stockholder, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.10 shall not (a) limit or otherwise affect any
                 ------------
remedies available to the party receiving such notice or (b) constitute an acknowledgment or admission of a breach of this Agreement. No disclosure by the Company or the Principal Stockholders pursuant to this Section 5.10, however,
                                                       ------------
shall be deemed to amend or supplement the Disclosure Schedule or prevent or cure any misrepresentations, breach of warranty or breach of covenant. Parent shall give prompt notice to the Company of: (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of Parent contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time, and (ii) any failure of Parent to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.10 shall not (a) limit or otherwise affect any
                 ------------
remedies available to the party receiving such notice or (b) constitute an acknowledgment or admission of a breach of this Agreement.

      5.11 Additional Documents and Further Assurances. Each party hereto, at
           -------------------------------------------
the request of another party hereto, shall execute and deliver such other instruments and use commercially reasonable efforts to do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the Merger and the transactions contemplated hereby.

      5.12 New Employment Arrangements. At the sole discretion of Parent,
           ---------------------------
certain of the employees of the Company immediately prior to the Closing Date shall be offered "at-will" employment by Parent and/or the Surviving Corporation, to be effective as of the Closing Date, upon proof of citizenship or appropriate employment authorization from the U.S. Immigration and Naturalization Service or the U.S. Department of State evidencing a right to work in the United States. Such "at-will" employment arrangements will (i) be set forth in offer letters based on Parent's standard form (each, an "Offer
                                                                      -----
Letter"), (ii) be subject to and in compliance with Parent's applicable human
------
resources policies and procedures, (iii) have terms, including the position, salary and responsibilities of such employee, which will be determined by Parent after consultation with the Company's management, and (iv) supersede any prior employment agreements and other arrangements with such employee in effect prior to the Closing Date. Each employee of the Company who remains an employee of Parent or the Surviving Corporation after the Closing Date shall be referred to hereafter as a "Continuing Employee." Continuing Employees shall be eligible to
                -------------------
receive benefits consistent with Parent's applicable human resources policies. Parent will or will cause the Surviving Corporation or appropriate subsidiary of Parent to give Continuing Employees full credit under such policies for prior service at the Company for purposes of eligibility, vesting, benefit accrual, and determination of the level of benefits up to a maximum of three (3) years of credit for prior service at the Company; provided, however, that such crediting shall not result in duplication of benefits. In furtherance of the foregoing, the Company shall terminate all employment agreements and other arrangements with its employees effective as of the Closing Date.

      5.13 Termination of 401(k) Plan. Effective as of the day immediately
           --------------------------
preceding the Effective Time, the Company and its Affiliates, as applicable, shall each terminate any and all group severance, separation or salary continuation plans, programs or arrangements and any and all plans intended to include a Code Section 401(k) arrangement (unless Parent provides written notice to the Company that such 401(k) plans shall not be terminated) (collectively, "Company Employee Plans"). Unless Parent provides such written notice to the
 ----------------------
Company no later than three (3) business days prior to the Effective Time, the Company shall provide Parent with evidence that such Company Employee Plan(s) have been terminated (effective as of the Effective Time) pursuant to resolutions of the Company's Board of Directors. The form and substance of such resolutions shall be subject to review and approval of Parent. The Company also shall take such other actions in furtherance of terminating such Company Employee Plan(s) as Parent may reasonably require.

      5.14 Parent Option Grants. In an allocation to be determined by Parent in
           --------------------
its sole discretion, Parent shall grant, at fair market value, options for the purchase of Parent's common stock to Continuing Employees with an aggregate value of three million dollars ($3,000,000), subject to Parent's customary vesting provisions for employees (the "Parent Options"). Such Parent Options
                                       --------------
shall be granted by Parent as soon as practicable after the Closing.

      5.15 [Reserved].
           ----------

      5.16 Statement of Expenses. The Company shall provide Parent with a
           ---------------------
statement of Estimated Third Party Expenses incurred by the Company three (3) business days prior to the Closing Date (the "Statement of Expenses").
                                              ---------------------

      5.17 Recapitalization. The Company and the Principal Stockholders shall
           ----------------
use their respective commercially reasonable efforts to cause the Recapitalization to be effected.

      5.18 Resignation of Officers and Directors. Each of Thor Iverson, Dan
           -------------------------------------
Schulz, Dan Malmstrom, Jeff Johnson, Howard Dahl and David Arvig hereby resign as directors of the Company effective as of the Effective Time.

      5.19 Amendment to Assignment of Intellectual Property. Concurrently with
           ------------------------------------------------
the execution of this Agreement, the Company shall use its commercially reasonable efforts to cause Heath Brown to enter into and execute an Amendment to Independent Contractor Agreement (the "Intellectual Property Assignment")
                                          --------------------------------
with the Company in substantially the form attached hereto as Exhibit E, with an
                                                              ---------
appropriate exhibit setting forth his contributions of intellectual property to the Company.

      5.20 Proprietary Information and Inventions Assignment Agreement. The
           -----------------------------------------------------------
Company shall use its commercially reasonable efforts to obtain from each current and former employee and contractor of the Company from whom it has not already received a proprietary information and inventions assignment agreement in the Company's standard form (a copy of which has previously been provided to Parent) effective as of such employee's first date of employment, a proprietary information and inventions assignment agreement in the Company's standard form (a copy of which has previously been provided to Parent) effective as of such employee's first date of employment.

      5.21 Severance. The Company may grant severance payments to employees of
           ---------
the Company who do not receive Offer Letters from Parent in accordance with the Company's usual and customary past practices ("Severance"), but in no event
                                               ---------
shall such Severance exceed, in the aggregate $44,507.08 plus any applicable employer payroll taxes or, if to be paid over time, extend for longer than twelve (12) months.

                                   ARTICLE VI
                                   ----------

                            CONDITIONS TO THE MERGER
                            ------------------------

      6.1 Conditions to Obligations of Each Party to Effect the Merger. The
          ------------------------------------------------------------
respective obligations of the Company, the Principal Stockholders and Parent to effect the Merger shall be subject to the satisfaction, at or prior to the Effective Time, of the following conditions:

            (a) No Order. No Governmental Entity shall have enacted, issued,
                --------
promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

            (b) No Injunctions or Restraints; Illegality. No temporary
                ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be threatened or pending.

            (c) Governmental Approval. Approvals from any court, administrative
                ---------------------
agency, commission, or other federal, state, county, local or other foreign governmental authority, instrumentality, agency, or commission (if any) deemed appropriate or necessary shall have been timely obtained.

            (d) Securities Act Compliance. Parent shall have determined that the
                -------------------------
transactions contemplated by this Agreement qualify for the exemption from the registration and prospectus delivery requirements of Section 5 of the Securities Act afforded by Section 4(2) of the Securities Act and Regulation D promulgated by the SEC under the Securities Act.

            (e) Litigation. There shall be no action, suit, claim, or proceeding
                ----------
of any nature pending, or overtly threatened, against Parent or the Company, their respective properties or any of their respective officers or directors arising out of, or in any way connected with, the Recapitalization, the Merger or the other transactions contemplated by the terms of this Agreement.

            (f) Third Party Consents. All necessary consents, waivers and
                --------------------
approvals of parties to any Contract (other than those specified in Section
                                                                    -------
6.2(f)) as are required thereunder in connection with the Merger, or for any
-------
such Contract to remain in full force and effect without limitation, modification or alteration after the Effective Time, including without limitation the consents referenced in Schedule 6.1(f) of the Agreement.
                                      ---------------
Notwithstanding the foregoing, if Parent agrees to waive any claim for Losses arising from the failure of the Company to obtain such consents, waivers or approvals, then, so long as the Company has complied with the covenant set forth in Section 5.7, this condition may be waived solely by Parent and Sub and such
   -----------
waiver shall be binding on the Company and the Stockholders.

            (g) Termination of Agreements. The Company shall have terminated
                -------------------------
each of those agreements listed on Schedule 6.1(g) to this Agreement and each
                                   ---------------
such agreement shall be of no further force or effect. Notwithstanding the foregoing, if Parent agrees to waive any claim for Losses (other than with respect to those specified in Section 6.2(f)) arising from the failure of the
                              --------------
Company to terminate an agreement listed on Schedule 6.1(g), then, so long as
                                            ---------------
the Company has complied with the covenant set forth in Section 5.7, this
                                                        -----------
condition may be waived solely by Parent and Sub and such waiver shall be binding on the Company and the Stockholders. For the avoidance of doubt and confusion, with respect to those agreements specified in Section 6.2(f) of this
                                                         --------------
Agreement, Parent and Sub may waive the closing condition as to termination of those agreements, but will not waive their rights to claims for Losses arising from the Company's failure to terminate those agreements.

            (h) Modification of Agreements. The Company shall have modified in a
                --------------------------
manner satisfactory to Parent each of those agreements listed on Schedule 6.1(h)
                                                                 ---------------
to this Agreement. Notwithstanding the foregoing, if Parent agrees to waive any claim for Losses (other than with respect to those specified in Section 6.2(f))
                                                                --------------
arising from the failure of the Company to modify an agreement listed on
Schedule 6.1(h), then, so long as the Company has complied with the covenant set
---------------
forth in Section 5.7, this condition may be waived solely by Parent and Sub and
         -----------
such waiver shall be binding on the Company and the Stockholders. For the avoidance of doubt and confusion, with respect to those agreements specified in
Section 6.2(f) of this Agreement, Parent and Sub may waive the closing condition
--------------
as to modification of those agreements, but will not waive their rights to claims for Losses arising from the Company's failure to modify those agreements.

            (i) No Material Adverse Change. There shall not have occurred any
                --------------------------
event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect since the date of this Agreement.

            (j) Stockholder Approval of Recapitalization. 100% of the
                ----------------------------------------
Stockholders of the Company shall have approved the Recapitalization.

            (k) Stockholder Approval of Merger. Stockholders holding at least
                ------------------------------
one hundred percent (100%) of the outstanding shares of Company Capital Stock shall have approved this Agreement, the Merger and the transactions contemplated hereby and thereby.

            (l) Option Repurchase. The Company shall have completed the Option
                -----------------
Repurchase, no options or warrants shall be outstanding as of the Effective Time and the Company shall terminate the Company's Incentive and Nonstatutory Stock Option Plan for the Year 2000 (the "Plan").
                                    ----

      6.2 Conditions to the Obligations of Parent and Sub. The obligation of
          -----------------------------------------------
Parent and Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent and Sub:

            (a) Representations, Warranties and Covenants. (i) The
                -----------------------------------------
representations and warranties of the Company and the Principal Stockholders in this Agreement (other than the representations and warranties of the Company and the Principal Stockholders as of a specified date, which will be true and correct as of such date) shall be true and correct on the date they were made and shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time, and (ii) the Company and the Principal Stockholders shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by such parties as of the Closing.

            (b) [Reserved].
                ----------

            (c) Legal Opinion. Parent shall have received a legal opinion from
                -------------
legal counsel to the Company covering the matters set forth in Exhibit F,
                                                               ---------
subject to customary qualifications and a qualification by Fredrikson & Byron, P.A. as to its reliance on the opinion provided by Vogel, Weir, Hunke & McCormick, Ltd., North Dakota counsel for the Company.

            (d) Director and Officer Certificates. Each director and officer of
                ---------------------------------
the Company shall deliver a certificate, in substantially the form attached hereto as Exhibit H (each, a "Director/Officer Certificate"), to Parent setting
          ---------          ------------------------------
forth representation and warranties that each such officer and director has neither direct nor indirect Knowledge of any employee's breach of any such employee's existing or prior invention assignment agreements with the Company or with any such employee's former employer.

            (e) New Employment Arrangements. Each of the Key Employees shall
                ---------------------------
have entered into "at-will" employment arrangements, including Key Employee Non-Competition Agreements (in the form attached hereto as Exhibit B), with
                                                           ---------
Parent and/or the Surviving Corporation pursuant to their execution of an Offer Letter, shall have agreed to be employees of Parent after the Closing, and shall be employees of the Company immediately prior to the Effective Time. At least 80% of the Company's employees who received Parent's standard form Offer Letter, pursuant to Section 5.12 above, shall have executed such Offer Letters to enter
            ------------
into "at-will" employment arrangements with Parent and/or the Surviving Corporation. Any of the Company's employees who do not receive an Offer Letter or who do not accept an Offer Letter prior to the Closing shall be terminated by no later than the Closing.

            (f) Additional Liabilities Consents. Parent shall have received all
                -------------------------------
necessary consents, waivers, approvals, terminations or modifications of the Interlogix, Batcheller and Imation Contracts referenced in the definition of Additional Liabilities.

            (g) [Reserved].
                ----------

            (h) [Reserved].
                ----------

            (i) Certificate of the Company and the Principal Stockholders.
                ---------------------------------------------------------
Parent shall have received a certificate, validly executed by the Principal Stockholders and the Chief Executive Officer of the Company for and on its behalf, to the effect that, as of the Closing:

                  (i) all representations and warranties made by the Company and the Principal Stockholders in this Agreement (other than the representations and warranties of the Company and the Principal Stockholders as of a specified date, which will be true and correct as of such date) were true and correct in all respects on the date they were made and are true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time; and

                  (ii) all covenants and obligations under this Agreement to be performed by the Company or the Principal Stockholders on or before the Closing have been so performed in all material respects.

            (j) Certificate of Secretary of Company. Parent shall have received
                -----------------------------------
a certificate, validly executed by the Secretary of the Company, certifying as to (i) the terms and effectiveness of the certificate of incorporation and the bylaws of the Company, and (ii) the valid adoption of resolutions of the Board of Directors of the Company and the Stockholders approving this Agreement and the consummation of the transactions contemplated hereby.

            (k) Certificate of Good Standing. Parent shall have received a
                ----------------------------
long-form certificate of good standing from the Secretary of State of the State of North Dakota, dated within a reasonable period prior to Closing.

            (l) FIRPTA Certificate. Parent shall have received a copy of the
                ------------------
FIRPTA Compliance Certificate, validly executed by a duly authorized officer of the Company.

            (m) [Reserved].
                ----------

            (n) Statement of Expenses. Parent shall have received from the
                ---------------------
Company the Statement of Expenses pursuant to Section 5.16 hereof.

            (o) [Reserved].
                ----------

            (p) Indebtedness. The Company's Indebtedness shall not exceed
                ------------
$1,525,767 as of the Effective Time. The holders of "Indebtedness to be Paid Principal Only, and No Accrued Interest" as specified in Schedule 6.2(p) of this
                                                         ---------------
Agreement shall have waived all rights to receive accrued interest in respect of the loans made by such holders to the Company.

            (q) Amendment of Affiliated Party Agreements. Arvig Enterprises,
                ----------------------------------------
Inc., Dan Malmstrom, Jeff Johnson, Eugene Dahl, Howard Dahl, and Brian Dahl shall have waived all rights to receive accrued interest in respect of the loans made by such individuals and entities to the Company.

            (r) Proprietary Information and Inventions Assignment Agreement.
                -----------------------------------------------------------
Each current and former employee and contractor of the Company shall have executed a valid and enforceable agreement sufficient to protect the confidential information of the Company and to irrevocably assign all Intellectual Property, including all Intellectual Property Rights therein and thereto, developed by each current and former employee and contractor in the scope of their employment or contractor relationship with the Company, effective as of such employee's or contractor's first date of employment.

            (s) Intellectual Property Assignments. The Company shall have
                ---------------------------------
secured from all individuals and entities listed on Schedule 6.2(s) valid and
                                                    ---------------
enforceable assignments sufficient to irrevocably transfer to Parent all right, title and interest in and to the Intellectual Property and Intellectual Property Rights listed on Schedule 6.2(s).
                 ---------------

            (t) Amendment to Lease for Leased Real Property. The Company shall
                -------------------------------------------
have executed an amendment to the lease for the Leased Real Property extending the lease for a period of 60 to 90 days.

            (u) Pay-Off Letters. The Company shall have obtained the following
                ---------------
pay-off letters (whether or not the lenders specified below are paid prior to the Closing Date):

                        (1) U.S. Bank shall have delivered a certificate (A) confirming the outstanding amount of the debt owed by the Company to it, plus any accrued interest, and (B) releasing the Company from any claims it may have against the Company for Dan Malmstrom's failure to repay his loan from U.S. Bank.

                        (2) Pay-off letters from all other lenders listed on
Schedule 6.2(p) confirming the outstanding amount of the debt owed by the
---------------
Company to it, plus accrued interest, if any.

      6.3 Conditions to Obligations of the Company and the Principal
          ----------------------------------------------------------
Stockholders. The obligations of the Company and each of the Principal
------------
Stockholders to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

            (a) Representations, Warranties and Covenants. The representations
                -----------------------------------------
and warranties of Parent and Sub in this Agreement were true and correct when made and shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time, and each of Parent and Sub shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Effective Time.

            (b) Certificate of Parent. Company shall have received a certificate
                ---------------------
executed on behalf of Parent by a Vice President to the effect that, as of the
Closing:

                  (i) all representations and warranties made by Parent and Sub in this Agreement were true and correct when made and are true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time; and

                  (ii) all covenants and obligations under this Agreement to be performed by Parent and Sub on or before the Closing have been so performed in all material respects.

            (c) Legal Opinion. The Company shall have received a legal opinion
                -------------
from legal counsel to Parent covering the matters set forth in Exhibit G,
                                                               ---------
subject to customary qualifications.

                                   ARTICLE VII
                                   -----------

               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW
               --------------------------------------------------

      7.1 Survival of Representations, Warranties and Covenants. All of the
          -----------------------------------------------------
representations and warranties of the Company and the Principal Stockholders contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall survive, subject to Section 7.3, for a period
                                                      -----------
of twelve (12) months following the Closing Date (the expiration of such twelve
(12) month period, the "Initial Survival Date"); provided, however, that the
                        ---------------------
representations and warranties contained in Section 2.2 (Company Capital
                                            -----------
Structure), Section 2.10 (Tax Matters), Section 2.13 (Intellectual Property),
            ------------                ------------
Section 2.15 (Interested Party Transactions), Section 2.17 (Litigation), and
------------                                  ------------
Section 2.22 (Employee Benefit Plans and Compensation) (the representations and
------------
warranties contained in Sections 2.2, 2.10, 2.13, 2.15, 2.17 and 2.22, collectively, the "Statute of Limitations Representations") hereof shall survive
                   --------------------------------------
for six (6) years following the Closing Date, respectively (the "Subsequent
                                                                 ----------
Survival Date"). The representations and warranties of Parent and Sub contained
-------------
in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall terminate at the Closing.

      7.2 Indemnification. Subject to the provisions of this Article VII, the
          ---------------                                    -----------
Stockholders (including the Principal Stockholders) jointly and severally (on the pro rata basis set forth in Section 7.3(f)(i) and Section 7.3(f)(ii) hereof,
                                -----------------     ------------------
as applicable) agree to indemnify and hold Parent and its officers, directors, and affiliates, including the Surviving Corporation (the "Indemnified Parties"),
                                                          -------------------
harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense (hereinafter individually a "Loss" and collectively "Losses")
                                         ----                    ------
incurred or sustained by the Indemnified Parties, or any of them (including the Surviving Corporation), directly or indirectly, as a result of (i) any breach or inaccuracy of a representation or warranty of the Company or the Principal Stockholders contained in this Agreement or in any certificate, instrument, or other document delivered pursuant to this Agreement; provided, however, that there shall be no liability for breaches of the representation and warranty contained in Section 2.9(u) if the event or condition that was the basis for the
             --------------
Material Adverse Effect was known to Parent at the Effective Time and Parent knowingly elected to consummate the transactions contemplated by this Agreement and provided further that nothing in the foregoing proviso shall preclude Parent from recovering for Losses relating to the breach of any other representation or warranty arising out of the same event or condition that provided the basis for the breach of Section 2.9(u); (ii) any failure by the Company or the Principal
              --------------
Stockholders to perform or comply with any covenant applicable to any of them contained in this Agreement; (iii) the amount, if any, by which (A) Third Party Expenses exceed (B) the sum of (X) $50,000 and (Y) the Third Party Expense Adjustment Amount; (iv) the amount, if any, of Excess Liabilities (as defined in
Section 7.6(a) hereof); (v) any Dissenting Share Payments; (vi) any Stockholder
--------------
claims arising out of the Recapitalization; or (vii) the amount paid to bring the Company's 401(k) plan into compliance with all applicable laws, including but not limited to reasonable attorneys' fees. The Stockholders (including the Principal Stockholders) shall not have any right of contribution from the Company or Parent with respect to any Loss claimed by an Indemnified Party.

      7.3 Escrow Arrangements.
          -------------------

            (a) Escrow Fund. By virtue of this Agreement and as security for the
                -----------
indemnity provided for in Section 7.2 hereof, at the Effective Time, the
                          -----------
Stockholders (including the Principal Stockholders) will be deemed to have received and deposited with the Escrow Agent the Escrow Amount without any act of the Stockholders. The Escrow Amount shall be available to compensate the Indemnified Parties for any claims by such parties for any Losses suffered or incurred by them and for which they are entitled to recovery under this Article
                                                                        -------
VII. Promptly after the Closing, the Escrow Amount, without any act of the
---
Stockholders, will be deposited with the Escrow Agent, such deposit of the Escrow Amount to constitute an escrow fund (the "Escrow Fund") to be governed by
                                                 -----------
the terms set forth herein. The Escrow Agent may execute this Agreement following the date hereof and prior to the Closing, and such later execution, if so executed after the date hereof, shall not affect the binding nature of this Agreement as of the date hereof between the other signatories hereto.

            (b) Basket. Notwithstanding any provision of this Agreement to the
                ------
contrary, Parent may not recover any Losses unless and until one or more Officer's Certificates identifying Losses in excess of $50,000 (subject to an increase in amount to $150,000 following the Initial Survival Date) in the aggregate (the "Basket Amount") has or have been delivered to the Escrow Agent
                -------------
and the Stockholder Representative as provided in Section 7.3(f) hereof, in
                                                  --------------
which case Parent shall be entitled to recover all Losses so identified in excess of the Basket Amount. Notwithstanding the foregoing, Parent shall be entitled to recover for, and the Basket Amount shall not apply as a threshold to, any and all claims or payments made with respect to all Losses incurred pursuant to clauses (iii) through (vii) of Section 7.2 hereof. For the purposes
                                           -----------
hereof, "Officer's Certificate" shall mean a certificate signed by any officer
         ---------------------
of Parent: (1) stating that Parent has paid, sustained, incurred, or properly accrued, or reasonably anticipates that it will have to pay, sustain, incur, or accrue Losses, and (2) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid, sustained, incurred, or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, or, with respect to Losses determined in accordance with the terms of Section 7.6 hereof, including a copy of the
                             -----------
Adjusted Balance Sheet (as defined in Section 7.6 hereof).
                                      -----------

            (c) Satisfaction of Claims. Subject to Section 7.5(a) hereof, claims
                ----------------------             --------------
by an Indemnified Party for Losses shall be satisfied: (A) first, from the Escrow Fund and (B) second, against only the Principal Stockholders directly. Notwithstanding the foregoing, the liability of the Principal Stockholders hereunder shall be limited only as set forth in Section 7.5.
                                                -----------

            (d) Escrow Periods; Distribution upon Termination of Escrow Periods.
                ---------------------------------------------------------------
Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate as to all Stockholders at 5:00 p.m., local time, on the Initial Survival Date (the "Escrow
                                                                          ------
Period"); provided, however, that the Escrow Period shall not terminate with
------
respect to any amount which, in the reasonable judgment of Parent, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent prior to the termination of the Escrow Period with respect to facts and circumstances existing prior to the termination of the Initial Survival Date. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Stockholders the remaining portion of the Escrow Fund, if any, not required to satisfy such claims. Deliveries of the Escrow Amount out of the Escrow Fund to the Stockholders pursuant to this Section 7.3(d) shall be made in proportion to
                                  --------------
their respective Pro Rata Portions of the Escrow Fund.

            (e) Protection of Escrow Fund; Distribution of Interest from Escrow
                ---------------------------------------------------------------
Fund.
----

                  (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms of this
Article VII.
-----------

                  (ii) Any interest earned in respect of the Escrow Amount shall become part of the Escrow Fund and shall be paid by the Escrow Agent to the party or parties to whom the related Escrow Amount or portion thereof is payable, concurrently with the distribution of such Escrow Amount or portion thereof.

                  (iii) The Escrow Amount placed in the Escrow Fund, together with all interest accruing thereon, will be invested by the Escrow Agent, without distinction as to principal and income, upon receipt of written instructions from any one of the officers of Parent, in one or more of the following investments: (A) interest bearing open-ended or time deposits of any domestic bank with assets in excess of U.S. $500,000,000 (including deposit in the Escrow Agent's U.S. Bank Money Market deposit accounts), including one or more accounts maintained in the commercial banking department (if any) of the Escrow Agent; provided, however, that any amount not invested in the Escrow Agent's bank money market deposit accounts will be invested, to the extent reasonably possible, in accounts that are insured by the Federal Deposit Insurance Corporation; or (B) short-term U.S. Department of Treasury bills, or any short-term AAA-rated government obligation money market fund that includes similar investments; provided that in the absence of such written instructions the Escrow Agent shall invest the Escrow Fund in the Escrow Agent's U.S. Bank Money Market deposit accounts. Notwithstanding the foregoing, the Escrow Agent will have the power to sell or liquidate the foregoing investments whenever the Escrow Agent will be required to release all or any portion of the Escrow Fund pursuant to this Article VII. The Escrow Agent will not be liable for any loss resulting from any investment made pursuant to this Article VII other than those losses resulting from its gross negligence or willful misconduct or bad faith.

            (f) Claims for Indemnification.
                --------------------------

                  (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of an Officer's Certificate, the Escrow Agent shall, subject to the provisions of Section 7.3(b), Section 7.3(g) and Section
                                    --------------  --------------     -------
7.6 hereof, pay to Parent in cash, as promptly as practicable, from the Escrow
---
Fund, the amount of such Losses; provided, however, that any portion of the Escrow Amount attributable to Losses specified in the Officer's Certificate as "properly accrued" or "reasonably anticipated" shall continue to be held in the Escrow Fund by the Escrow Agent until resolved in accordance with the terms of this Section 7.3. Subject to the provisions of
     -----------

Section 7.5 hereof, any such payment to Parent out of the Escrow Fund shall be
-----------
made in respect of each Stockholder, including the Principal Stockholders, in proportion to such Stockholder's respective Pro Rata Portion of the Escrow Fund.

                  (ii) If Losses incurred or sustained by the Indemnified Parties with respect to (A) Fraud (as defined in Section 7.5(b) hereof, (B)
                                                 --------------
breaches of the Statute of Limitations Representations or (C) Stockholder claims arising out of the Recapitalization exceed the amount in the Escrow Fund, then an Indemnified Party may make a claim directly against one or more of the Principal Stockholders. In the event an Indemnified Party pursues indemnity directly against one or more of the Principal Stockholders, subject to the provisions of Section 7.3(b), Section 7.3(g), Section 7.5 and Section 7.6
              --------------  --------------  -----------     -----------
hereof, each such Principal Stockholder shall promptly, and in no event later than thirty (30) days after delivery of an Officer's Certificate to the Stockholder Representative, wire transfer to the Indemnified Party such Principal Stockholder's Principal Stockholder Pro Rata Portion of such Loss; provided, however, that any portion of the Escrow Amount attributable to Losses specified in the Officer's Certificate as "properly accrued" or "reasonably anticipated" shall continue to be held in the Escrow Fund by the Escrow Agent until resolved in accordance with the terms of this Section 7.3. For the
                                                    -----------
purposes hereof, "Principal Stockholder Pro Rata Portion" shall mean the
                  --------------------------------------
allocation of the $1,600,000 potential Principal Stockholder indemnification set forth in Section 7.3(f) to the Disclosure Schedule.
         --------------

                  (iii) If the Stockholder Representative (as defined in Section
                                                                         -------
7.4 hereof) does not object in writing within the 30-day period after delivery
---
by the Parent of the Officer's Certificate, or, in the case of Losses specified in the Officer's Certificate as "properly accrued" or "reasonably anticipated," within the 30-day period after delivery by the Parent of notice that such Losses have been actually paid, sustained or incurred ("Notice of Loss"), then such
                                                 --------------
failure to so object shall be an irrevocable acknowledgment by the Stockholder Representative and Stockholders (including the Principal Stockholders) that the Indemnified Party is entitled to the full amount of the claim for Losses set forth in such Officer's Certificate.

            (g) Objections to Claims.
                --------------------

                  (i) At the time of delivery of any Officer's Certificate, or Notice of Loss if applicable, to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Stockholder Representative, and for a period of thirty (30) days after such delivery or, in the case of Losses specified in the Officer's Certificate as "properly accrued" or "reasonably anticipated," thirty (30) days after delivery of the Notice of Loss, the Escrow Agent shall make no delivery to Parent of any Escrow Amount pursuant to Section
                                                                        -------
7.3(f) hereof unless the Escrow Agent shall have received written authorization
------
from the Stockholder Representative to make such delivery. After the expiration of the applicable thirty (30) day period, the Escrow Agent shall pay to Parent from the Escrow Fund an amount in cash equal to the Losses claimed in the Officer's Certificate, and/or Notice of Loss if applicable, provided that no such payment may be made if the Stockholder Representative shall object in a written statement to the claim made in the Officer's Certificate, and/or Notice of Loss if applicable, and such statement shall have been delivered to the Escrow Agent prior to the expiration of the applicable thirty (30) day period.

                  (ii) In the event that a claim is made by the Indemnified Parties directly against one or more of the Principal Stockholders, after the expiration of a period of thirty (30) days after the delivery of an Officer's Certificate, or Notice of Loss if applicable, to the Stockholder Representative, such Principal Stockholders shall make delivery of cash equal to the amount of Losses claimed in the Officer's Certificate, or Notice of Loss if applicable, provided that no such payment or delivery may be made if the Stockholder Representative shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Indemnified Parties prior to the expiration of the applicable thirty (30) day period.

                  (iii) Notwithstanding the foregoing, the calculation of Net Liabilities at Closing in accordance with the terms of Section 7.6 hereof shall
                                                       -----------
be conclusive and binding on all parties to this Agreement, and none of the Parent, the Stockholder Representative, nor the Principal Stockholders shall have any further right to challenge such calculation of Net Liabilities at Closing, whether pursuant to the terms of this Section 7.3 or otherwise.
                                               -----------

            (h) Resolution of Conflicts; Arbitration.
                ------------------------------------

                  (i) In case the Stockholder Representative shall object in writing to any claim or claims made in any Officer's Certificate or Notice of Loss to recover Losses from the Escrow Fund, or from any of the Principal Stockholders directly, within thirty (30) days after delivery of such Officer's Certificate, or Notice of Loss if applicable, the Stockholder Representative and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholder Representative and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and, in the case of a claim against the Escrow Fund, shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and make distributions from the Escrow Fund in accordance with the terms thereof.

                  (ii) If no such agreement can be reached after good faith negotiation and prior to sixty (60) days after delivery of an Officer's Certificate, or Notice of Loss if applicable, then either Parent or the Stockholder Representative may demand arbitration of the matter unless the amount of the Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration, and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Parent and the Stockholder Representative. In the event that, within thirty (30) days after submission of any dispute to arbitration, Parent and the Stockholder Representative cannot mutually agree on one arbitrator, then, within fifteen
(15) days after the end of such thirty (30) day period, Parent and the Stockholder Representative shall each select one arbitrator. The two arbitrators so selected shall select a third arbitrator. If one party fails to select an arbitrator during this fifteen (15) day period, then the parties agree that the arbitration will be conducted by one arbitrator selected by the other party.

                  (iii) Any such arbitration shall be held in Santa Clara County, California, under the rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator, or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate shall be final, binding, and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s), and the Escrow Agent shall be entitled to rely on, and make distributions from the Escrow Fund in accordance with, the terms of such award, judgment, decree or order as applicable. Within thirty (30) days of a decision of the arbitrator(s) requiring payment by one party to another, such party shall make the payment to such other party.

                  (iv) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The forgoing arbitration provision shall apply to any dispute between the Stockholders (including the Principal Stockholders) and the Indemnified Party under this Article VII hereof, whether
                                                   -----------
relating to claims upon the Escrow Fund or to the other indemnification obligations set forth in this Article VII.
                              -----------

            (i) Third-Party Claims. In the event Parent becomes aware of a
                ------------------
third-party claim which Parent reasonably believes may result in a demand against the Escrow Fund or for other indemnification pursuant to this Article
                                                                      -------
VII, Parent shall notify the Stockholder Representative of such claim, and the
---
Stockholder Representative shall be entitled on behalf of the Stockholders (including the Principal Stockholders), at its expense, to participate in, but not to determine or conduct, the defense of such claim. Parent shall have the right in its sole discretion to conduct the defense of, and to settle, any such claim; provided, however, that except with the consent of the Stockholder Representative, no settlement of any such claim with third-party claimants shall be determinative of the amount of Losses relating to such matter. In the event that the Stockholder Representative has consented to any such settlement, the Stockholders (including the Principal Stockholders) shall have no power or authority to object under any provision of this Article VII to the amount of any
                                                -----------
claim by Parent against the Escrow Fund or against the Principal Stockholders directly, as the case may be, with respect to such settlement.

            (j) Escrow Agent's Duties.
                ---------------------

                  (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Stockholder Representative, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of legal counsel shall be conclusive evidence of such good faith.

                  (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                  (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                  (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                  (v) In performing any duties under this Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement of affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with performing the Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                  (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and the Escrow Amount and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damages. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and the Escrow Amounts held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                  (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter, other than those arising out of the negligence or willful misconduct of the Escrow Agent.

                  (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the Parent and the Stockholder Representative; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: Parent and the Stockholder Representative shall use their best efforts to mutually agree on a successor escrow agent within thirty
(30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Upon appointment of a successor escrow agent, the Escrow Agent shall be discharged from any further duties and liability under this Agreement.

            (k) Fees. All fees of the Escrow Agent for performance of its duties
                ----
hereunder shall be paid by Parent in accordance with the standard fee schedule of the Escrow Agent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to the Escrow Fund or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation.

            (l) Successor Escrow Agents. Any corporation into which the Escrow
                -----------------------
Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

      7.4 Stockholder Representative.
          --------------------------

            (a) Each of the Stockholders (including the Principal Stockholders) hereby appoints Thor Iverson as its agent and attorney-in-fact, as the Stockholder Representative for and on behalf of the Stockholders (and with regard to Claims made against the Principal Stockholders directly, for and on behalf of the Principal Stockholders) to give and receive notices and communications, to authorize payment to Parent from the Escrow Fund in satisfaction of claims by Parent, to object to such payments, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all other actions that are either (i) necessary or appropriate in the judgment of either of the Stockholder Representative for the accomplishment of the foregoing or (ii) specifically mandated by the terms of this Agreement. Such agency may be changed by the Stockholders or the Principal Stockholders, as the case may be, from time to time upon not less than thirty
(30) days prior written notice to Parent; provided, however, that the Stockholder Representative may not be removed unless holders of a two-thirds interest of the Escrow Fund (or, in the event there are no amounts remaining in the Escrow Fund, by four (4) of the six (6) Principal Stockholders) agree to such removal and to the identity of the substituted agent. A vacancy in the position of Stockholder Representative may be filled by the holders of a majority in interest of the Escrow Fund (or, in the event there are no amounts remaining in the Escrow Fund, by three (3) of the six (6) Principal Stockholders). No bond shall be required of the Stockholder Representative, and the Stockholder Representative shall not receive any compensation for its services. Notices or communications to or from the Stockholder Representative shall constitute notice to or from the Stockholders (including the Principal Stockholders).

            (b) The Stockholder Representative shall not be liable for any act done or omitted hereunder as Stockholder Representative while acting in good faith and in the exercise of reasonable judgment. The Stockholders (including the Principal Stockholders) on whose behalf the Escrow Amount was contributed to the Escrow Fund (or, in the event there are no amounts remaining in the Escrow Fund, only the Principal Stockholders) shall indemnify the Stockholder Representative and hold the Stockholder Representative harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Stockholder Representative and arising out of or in connection with the acceptance or administration of the Stockholder Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Stockholder Representative.

            (c) A decision, act, consent or instruction of the Stockholder Representative, including but not limited to an amendment, extension or waiver of this Agreement pursuant to Section 8.3 and Section 8.4 hereof, shall
                              -----------     -----------
constitute a decision of the Stockholders (or the Principal Stockholders, as the case may be) and shall be final, binding and conclusive upon the Stockholders

(or the Principal Stockholders, as the case may be); and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of the Stockholders (or the Principal Stockholders, as the case may be). The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representative.

      7.5 Maximum Payments; Remedy.
          ------------------------

            (a) Stockholders. With respect to each Stockholder, except as set
                ------------
forth in Section 7.5(b) and 7.5(c) hereof, the exclusive remedy of Parent for
         --------------     ------
Losses shall be limited to such Stockholder's Pro Rata Portion of the Escrow
Fund.

            (b) Principal Stockholders. Notwithstanding Section 7.5(a), with
                ----------------------                  --------------
respect to each Principal Stockholder, except as set forth in Section 7.5(c)
                                                              --------------
hereof, the exclusive remedy of Parent for Losses (other than resulting from breaches of the Statute of Limitations Representations or Fraud) shall be limited to such Principal Stockholder's Pro Rata Portion of the Escrow Fund; provided, however, except as set forth in Section 7.5(c) hereof, the cumulative
                                          --------------
liability of the Principal Stockholders for breaches of the Statute of Limitations Representations and for Fraud shall be limited to a dollar amount equal to $1,600,000 and individually to an amount as set forth in Schedule
                                                                  --------
7.3(f). The Escrow Fund shall not be the exclusive remedy for such breaches of
------
the Statute of Limitations Representations or for Fraud. For the purposes of this Agreement, "Fraud" shall mean any knowing, intentional or fraudulent
                 -----
breaches or inaccuracies of the representations and warranties or breach of covenants on the part of the Company or any of the other Principal Stockholders contained in this Agreement, or in any certificate, instrument or other document delivered pursuant to this Agreement.

            (c) Notwithstanding the foregoing, the liability of a Principal Stockholder (and the Escrow Fund shall not be the exclusive remedy) in respect of Losses arising out of any Fraud on the part of such Principal Stockholder shall be unlimited.

            (d) Nothing herein shall limit the liability of the Company or the Stockholders (and the Escrow Fund shall not be the exclusive remedy) for any breach or inaccuracy of any representation, warranty or covenant contained in this Agreement if the Merger does not close or for fraud.

            (e) To the extent Parent delivers an Officer's Certificate after the Escrow Period, but before the Subsequent Survival Date, all of the foregoing claims resolution mechanisms set forth in Section 7.3(g) and Section 7.3(h)
                                          --------------     --------------
shall apply, without regard to references to the Escrow Agent.

      7.6 Adjustment to Consideration.
          ---------------------------

            (a) Within forty-five (45) days following the Closing Date, Parent may, at its election, cause to be prepared and delivered to the Stockholder Representative an unaudited balance sheet of the Surviving Corporation as of the Closing Date (the "Adjusted Balance Sheet"). The
                   ----------------------

Adjusted Balance Sheet will be prepared in accordance with GAAP (except that such balance sheet will not contain footnotes or year-end adjustments that may be required by GAAP). Based upon the Adjusted Balance Sheet, the Company's "Net
                                                                            ---
Liabilities at Closing" shall be calculated in accordance with the following:
----------------------
(A) the Company's total liabilities at the Closing Date as set forth on the Adjusted Balance Sheet minus (B) the Company's total assets at the Closing Date as set forth on the Adjusted Balance Sheet minus (C) the amount of the Company's payments for Severance (or accruals therefore) minus (D) the Additional Liabilities (whether such amount has been paid by the Company prior to the Closing Date or otherwise reserved for by the Company) minus (E) the total amount of normal per diem operating expenses for the period between November 30, 2001 and Closing at a rate of $9,150 per calendar day minus (F) the Third Party Expense Adjustment Amount minus (G) up to $50,000 pursuant to Section 5.5. In
                                                              -----------
the event that, pursuant to the terms of this Section 7.6, it is determined that
                                              -----------
(X) the Company's Net Liabilities at Closing exceeds (Y) the Current Balance Sheet Net Liabilities, then an amount equal to such difference ("Excess
                                                                 ------
Liabilities") shall be paid to Parent out of the Escrow Fund upon the delivery
-----------
to the Escrow Agent of an Officer's Certificate in accordance with the terms of
Section 7.3(f) hereof. If the Excess Liabilities exceed the amount in the Escrow
--------------
Fund, Parent shall be entitled to recover directly from the Principal Stockholders any amount of Excess Liabilities not covered by the Escrow Fund, subject to the limitations set forth in Section 7.5. Following delivery by
                                        -----------
Parent to the Stockholder Representative of the Adjusted Balance Sheet, Parent shall give the Stockholder Representative reasonable access during Parent's business hours to those books and records of the Surviving Corporation in the possession of Parent and any personnel which relate to the preparation of the Adjusted Balance Sheet for purposes of resolving any disputes concerning the Adjusted Balance Sheet and the calculation of Net Liabilities at Closing.

            (b) The Stockholder Representative shall have fifteen (15) days following delivery of the Adjusted Balance Sheet during which to notify Parent in writing (the "Notice of Objection") of any good faith objections to the
                 -------------------
calculation of Net Liabilities at Closing or the Adjusted Balance Sheet, as it affects such calculation, setting forth a reasonably specific and detailed description of its objections and the dollar amount of each objection. If the Stockholder Representative objects to the Adjusted Balance Sheet or Parent's calculation of Net Liabilities at Closing as reflected thereon, Parent and the Stockholder Representative shall attempt to resolve any such objections within fifteen (15) days of the receipt by Parent of the Notice of Objection.

            (c) If Parent and the Stockholder Representative are unable to resolve any such dispute within the fifteen (15) day period referred to in
Section 7.6(b) hereof, Parent and the Stockholder Representative shall submit
--------------
the dispute to Deloitte & Touche (the "Independent Accounting Firm"). Each of
                                       ---------------------------
the parties to this Agreement shall, and shall cause their respective affiliates and representatives to, provide full cooperation to the Independent Accounting Firm. The Independent Accounting Firm shall (x) act in its capacity as an expert and not as an arbitrator, (y) consider only those matters as to which there is a dispute between the parties and (z) be instructed to reach its conclusions regarding any such dispute within thirty (30) days after its appointment and provide a written explanation of its decision. In the event that Parent and the Stockholder Representative submit any dispute to an Independent Accounting Firm, each such party may submit a "position paper" to the Independent Accounting Firm setting forth the position of such party with respect to such dispute, to be considered by such Independent Accounting Firm as it deems fit. The expenses relating to the engagement of the Independent Accounting Firm shall be paid by the party whose position is not the position that substantially prevails.

            (d) If the Stockholder Representative does not deliver a Notice of Objection in accordance with Section 7.6(b) hereof (i.e., within a fifteen (15)
                             -------------
day period), the Adjusted Balance Sheet (together with Parent's calculation of Net Liabilities at Closing reflected thereon), shall be deemed to have been accepted by all of the parties to this Agreement. In the event that the Stockholder Representative delivers a Notice of Objection in accordance with the provisions above and Parent and the Stockholder Representative are able to resolve such dispute by mutual agreement, the Adjusted Balance Sheet, together with Parent's calculation of Net Liabilities at Closing reflected thereon, to the extent modified by mutual agreement of such parties, shall be deemed to have been accepted by all of the parties to this Agreement. In the event that the Stockholder Representative delivers a Notice of Objection in accordance with the provisions set forth above and Parent and the Stockholder Representative are unable to resolve such dispute by mutual agreement, the determination of the Independent Accounting Firm shall be final and binding on the parties, and the Adjusted Balance Sheet, together with Parent's calculation of Net Liabilities at Closing reflected thereon, to the extent modified by the Independent Accounting Firm, shall be deemed to have been accepted by all of the parties to this Agreement. Subject to the foregoing provisions, the calculation of Net Liabilities at Closing reflected on any such Adjusted Balance Sheet shall be conclusive and binding on all of the parties to this Agreement, no further adjustments shall be made thereto and neither Parent, the Stockholder Representative nor the Principal Stockholders shall have any further right to challenge such calculation of Net Liabilities at Closing, whether pursuant to the terms of Section 7.3 hereof or otherwise.
             -----------

                                  ARTICLE VIII
                                  ------------

                        TERMINATION, AMENDMENT AND WAIVER
                        ---------------------------------

      8.1 Termination. Except as provided in Section 8.2 hereof, this Agreement
          -----------                        -----------
may be terminated and the Merger abandoned at any time prior to the Closing:

            (a) by mutual agreement of the Company, the Principal Stockholders and Parent;

            (b) by Parent, the Principal Stockholders or the Company if the Closing Date shall not have occurred by January 31, 2002; provided, however, that if the Company is required to comply with Regulation D in order to satisfy federal securities laws with respect to the issuance of Company Preferred Stock pursuant to the Recapitalization, then the date of January 31, 2002 set forth in this Section 8.1(b) shall be extended until February 15, 2002; provided,
     --------------
further, that the right to terminate this Agreement under this Section 8.1(b)
                                                               --------------
shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes breach of this Agreement;

            (c) by Parent, the Principal Stockholders or the Company if: (i) there shall be a final non-appealable order of a federal or state court in effect preventing consummation of the Merger, or (ii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Closing by any Governmental Entity that would make consummation of the Closing illegal;

            (d) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would: (i) prohibit Parent's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or any portion of the business or assets of the Company or Parent as a result of the Merger;

            (e) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement of the Company or the Principal Stockholders contained in this Agreement such that the conditions set forth in Section 6.2(a)
                                                                  --------------
hereof would not be satisfied and such breach has not been cured within ten (10) calendar days after written notice thereof to the Company and the applicable Principal Stockholder; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured; or

            (f) by the Company or the Principal Stockholders if none of the Company or the Principal Stockholders is in material breach of their respective obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement such that the conditions set forth in Section 6.3(a) hereof would not be satisfied
                                 --------------
and such breach has not been cured within ten (10) calendar days after written notice thereof to Parent; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured.

      8.2 Effect of Termination. In the event of termination of this Agreement
          ---------------------
as provided in Section 8.1 hereof:
               -----------

            (a) This Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub, the Company or the Principal Stockholders, or their respective officers, directors or stockholders, if applicable; provided, however, that each party hereto shall remain liable for any breaches of this Agreement prior to its termination; and provided further, however, that, the provisions of Sections 5.4, 5.5 and 5.6 hereof, Article IX
                                 ------------  ---     ---         ----------
hereof and this Section 8.2 shall remain in full force and effect and survive
                -----------
any termination of this Agreement pursuant to the terms of this Article VIII.
                                                                ------------

            (b) Notwithstanding anything to the contrary herein, in the event that:

                  (i) prior to the Effective Time, the Company shall have failed to satisfy any of the conditions set forth in Section 6.2 and
                                                                -----------
                  Parent shall have terminated the Agreement pursuant to Section
                                                                         -------
                  8.1(e); or
                  ------

                  (ii) prior to the Effective Time, the Board of Directors of the Company (or any committee thereof) shall have withdrawn, modified, conditioned, qualified, or amended its recommendation to approve or adopt the Merger; or

                  (iii) prior to the Effective Time, the Stockholders shall have voted against approval and adoption of the Merger,

            then Parent and Sub shall have no further obligation to perform and comply with this Agreement and the Company shall, following the formal termination of the Agreement pursuant to the subclauses (i) through (iii) above, promptly pay to Parent, in immediately available funds, the amount of $250,000 in satisfaction of its (A) out-of-pocket expenses (including without limitation, printing fees, filing fees, fees and expenses of legal and financial advisors and all fees and expenses payable to any financing sources) and (B) lost profits related to the transactions contemplated hereby. Such payments shall not relieve the Company or the Stockholders from their respective continuing obligations to the Company under the Confidential Disclosure Agreement.

      8.3 Amendment. This Agreement may be amended by the parties hereto at any
          ---------
time by execution of an instrument in writing signed on behalf of the party against whom enforcement is sought. For purposes of this Section 8.3, the
                                                         -----------
Stockholders agree that any amendment of this Agreement signed by the Stockholder Representative shall be binding upon and effective against the Stockholders whether or not they have signed such amendment.

      8.4 Extension; Waiver. At any time prior to the Closing, Parent, on the
          -----------------
one hand, and the Company and the Stockholder Representative, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. For purposes of this Section 8.4, the Stockholders agree that any
                            -----------
extension or waiver signed by the Stockholder Representative shall be binding upon and effective against all Stockholders whether or not they have signed such extension or waiver.

                                   ARTICLE IX
                                   ----------

                               GENERAL PROVISIONS
                               ------------------

      9.1 Notices. All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or five days after mailed via U.S. mail by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

            (a)   if to Parent, to:

                  Echelon Corporation

                  550 Meridian Avenue
                  San Jose, CA 95126
                  Attn: Oliver R. Stanfield
                        Executive Vice President & Chief Financial Officer
                  Telephone No.: (408) 938-5200
                  Facsimile No.: (408) 328-3800

                  with a copy to:

                  Wilson Sonsini Goodrich & Rosati
                  Professional Corporation
                  650 Page Mill Road
                  Palo Alto, CA 94304
                  Attention: Kathleen B. Bloch, Esq.
                  Telephone No.: (650) 493-9300
                  Facsimile No.: (650) 493-6811

            (b)   if to the Company or the Stockholder Representative, to:

                  BeAtHome.com, Inc.
                  300 45th Street SW
                  Fargo, North Dakota 58103
                  Attention: Thor Iverson
                  Telephone No.: (701) 356-3300
                  Facsimile No.: (701) 356-3401

                  with a copy to:

                  Fredrikson & Byron, P.A.
                  900 Second Avenue South
                  Minneapolis, MN 56258
                  Attention: Thomas B. Archbold, Esq.
                  Telephone No.: (612) 347-7142
                  Facsimile No.: (612)347-7077

            (c) If to the Principal Stockholders, to the addresses set forth in Section 9.1 of the Disclosure Schedule
   -----------

            (d)   If to the Escrow Agent, to:

                  U.S. Bank Trust, National Association
                  Corporate Trust Services
                  One California Street
                  San Francisco, CA 94111
                  Attention: Ann Gadsby
                  Telephone No.: (415) 273-4532
                  Facsimile No.: (415) 273-4593

      9.2 Interpretation. The words "include," "includes" and "including" when
          --------------
used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      9.3 Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

      9.4 Entire Agreement; Assignment. This Agreement, the Exhibits hereto, the
          ----------------------------
Disclosure Schedule, the Confidential Disclosure Agreement, and the documents and instruments and other agreements among the parties hereto referenced herein:
(i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof,
(ii) are not intended to confer upon any other person any rights or remedies hereunder, and (iii) shall not be assigned by operation of law or otherwise, except that Parent may assign its rights and delegate its obligations hereunder to its affiliates as long as Parent remains ultimately liable for all of Parent's obligations hereunder.

      9.5 Severability. In the event that any provision of this Agreement or the
          ------------
application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

      9.6 Other Remedies. Any and all remedies herein expressly conferred upon a
          --------------
party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

      9.7 Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Santa Clara County, State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

      9.8 Rules of Construction. The parties hereto agree that they have been
          ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      9.9 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY
          --------------------
WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION,
ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

                  [remainder of page intentionally left blank]

      IN WITNESS WHEREOF, Parent, Sub, the Company, the Principal Stockholders, the Escrow Agent and the Stockholder Representative have caused this Agreement to be signed, all as of the date first written above.

                                        ECHELON CORPORATION

                                        By: /S/ OLIVER R. STANFIELD
                                            ------------------------------------
                                        Name: Oliver R. Stanfield
                                        Title: Executive Vice President & CFO


                                        BEATHOME.COM, INC.

                                        By: /S/ THOR IVERSON
                                            ------------------------------------
                                        Name: Thor Iverson
                                        Title: President

                                        BAH ACQUISITION CORPORATION

                                        By: /S/ OLIVER R. STANFIELD
                                            ------------------------------------
                                        Name: Oliver R. Stanfield
                                        Title: President

                                        U.S. BANK TRUST, NATIONAL ASSOCIATION

                                        By: /S/ SHEILA SOARES
                                            ------------------------------------
                                        Name: Sheila Soares
                                        Title: Assistant Vice President

                                        STOCKHOLDERS' REPRESENTATIVE

                                        /S/ THOR IVERSON
                                        ----------------------------------------
                                        Thor Iverson

                                        PRINCIPAL STOCKHOLDERS


                                        /S/ THOR IVERSON
                                        ----------------------------------------
                                        Thor Iverson

                                        /S/ DAN MALMSTROM
                                        ----------------------------------------
                                        Dan Malmstrom

                                        /S/ LISA MALMSTROM
                                        ----------------------------------------
                                        Lisa Malmstrom

                                        /S/ JEFF JOHNSON
                                        ----------------------------------------
                                        Jeff Johnson

                                        /S/ DAN SCHULZ
                                        ----------------------------------------

                                        Dan Schulz

                                        /S/ HOWARD DAHL
                                        ----------------------------------------
                                        Howard Dahl

                                        /S/ DAVID ARVIG
                                        ----------------------------------------
                                        David Arvig

             SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION

       SCHEDULE 1.6 - CALCULATION OF CURRENT BALANCE SHEET NET LIABILITIES


                                                       Cash    Other Assets  Liabilities     Equity      Total   "Net Liabilities"
                                                     -----------------------------------------------------------------------------
Reported Balance at November 30, 2001                 229,482     912,575    (3,198,253)    2,056,196       --

Original Adjustments:
    Restructuring Charges                                                       157,500      (157,500)      --
    Accrued Interest on Shareholder Notes                                        12,364       (12,364)      --
                                                     ---------------------------------------------------------

    Original "Adjusted" Nov. 30 Balance Sheet         229,482     912,575    (3,028,389)    1,886,332       --      (1,886,332)

Additional Adjustments:
    Echelon Note Payable                             (500,000)                  500,000                     --
    Carol Inman Note Payable                           10,000                   (10,000)                    --
    Jim Laschkewitsch Note Payable                      5,000                    (5,000)                    --
    Account Payable paid Nov. 30                      216,000                  (216,000)                    --
    "New Accounts Payable" from Nov. 21-30                                      149,000      (149,000)      --
    Payment of "New Accounts Payable"                  67,000                   (67,000)                    --
    New Accruals                                                   (8,000)        8,000                     --
    Credit for 9 days operating loss
       @ $9,000 per day                                                         (81,000)       81,000       --
    Reclass of Negative Cash Balance
                                                     ---------------------------------------------------------

    Revised Adjusted Nov. 30, 2001 Balance Sheet       27,482     904,575    (2,750,389)    1,818,332       --      (1,818,332)
                                                     =========================================================----------------
    (Increase)/Decrease to "Current Balance Sheet
    Net Liabilities"                                                                                                    68,000
                                                                                                                    ==========

SCHEDULE 6.2(p)
---------------

                            Schedule of Indebtedness

                           Lender                                      Amount
                           ------                                      ------

Indebtedness to be Paid Principal plus Accrued Interest

         US Bank Loan                                                $310,116.00
         Interlogix                                                    85,000.00
         Imation Tooling Loan                                         263,829.00
         ND Development Loan #1                                        42,388.00
         ND Development Loan #2                                       124,434.00
                                                                     -----------
                                                                     $825,767.00

Indebtedness to be Paid Principal Only, and No Accrued Interest
         Arvig Enterprises Inc.                                       125,000.00
         Dan Malmstrom                                                500,000.00
         Jeff Johnson                                                   5,000.00
         Eugene Dahl                                                   10,000.00
         Howard Dahl                                                   30,000.00
         Brian Dahl                                                    30,000.00
                                                                     -----------
                                                                     $700,000.00

                                 AMENDMENT NO. 1
                                 ---------------

                     TO AGREEMENT AND PLAN OF REORGANIZATION
                     ---------------------------------------

     THIS AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF REORGANIZATION, dated as of January 7, 2002 (the "Agreement"), is made and entered into as of January 30,
                         ---------
2002 (the "Amendment"), by and among Echelon Corporation, a Delaware corporation
           ---------
("Parent"), BAH Acquisition Corporation, a Delaware corporation and a
  ------
wholly-owned subsidiary of Parent ("Sub"), BeAtHome.com, Inc., a North Dakota
                                    ---
corporation (the "Company"), Thor Iverson, Dan and Lisa Malmstrom, Jeff Johnson,
                  -------
Dan Schulz, Howard Dahl, David Arvig (together, the "Principal Stockholders"),
                                                     ----------------------
and, with respect to Articles VII and IX only, Thor Iverson as the Stockholder Representative, and U.S. Bank Trust, National Association as Escrow Agent. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

     WHEREAS, the parties each desire to amend Section 2.13 of the Agreement to
                                               ------------
revise the representations and warranties regarding Intellectual Property to include additional representations and warranties regarding the Software Development and Services Agreement between the Company and Interlogix, Inc. ("Interlogix").
  ----------

     WHEREAS, Section 8.3 of the Agreement provides that the Agreement may be
              -----------
amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of the party against whom enforcement is sought and that the Stockholders further agree that any amendment of this Agreement signed by the Stockholder Representative shall be binding upon and effective against the Stockholders whether or not they have signed such amendment.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1.   Amendments to Representations and Warranties - Section 2.13,
          ------------------------------------------------------------
Intellectual Property.
---------------------

          (a)  The first sentence of Section 2.13(i) is hereby deleted and
                                     ---------------
replaced with the following:

               (i) The operation of the business of the Company as it currently is conducted or is currently contemplated to be conducted by the Company, including but not limited to the design, development, use, import, branding, advertising, promotion, marketing, manufacture and sale of the products, Intellectual Property or services (including products, Intellectual Property or services currently under development) of the Company, does not and will not, when conducted by Parent in the same manner, in all material respects, following the Closing, infringe or misappropriate any Intellectual Property Right of any person, violate any right of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction; provided, however, that with respect to Patents, such representation is made only with respect to (X) issued patents, (Y) publicly available patent applications and (Z) patent applications that the Company knows of or of which the Company should have Knowledge.

          (b)  The following subsection (u) is added to the end of Section 2.13
                                                                   ------------
of the Agreement:

               (u) The Company has not incorporated any portion of Interlogix's Superbus Protocol (the "Superbus Protocol") into the Company server
                             -----------------
     software or internal software applications. The Company has only used the Superbus Protocol to listen to messages from BeAtHome's Version 1 product and the Company has been granted sufficient rights from Interlogix to permit such uses.

     2.   General.
          -------

          (a) This Amendment shall be governed by, and construed in accordance with, the laws of the State of California.

          (b) This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

                [Remainder of the Page Intentionally Left Blank]

     IN WITNESS WHEREOF, Parent, Sub, the Company, the Principal Stockholders, the Stockholder Representative and the Escrow Agent have caused this Agreement to be signed, all as of the date first written above.

ECHELON CORPORATION                           BAH ACQUISITION CORPORATION

By:     /s/ OLIVER R. STANFIELD               By:      /s/ OLIVER R. STANFIELD
    ---------------------------------------       ------------------------------
    Name:  Oliver R. Stanfield                    Name:  Oliver R. Stanfield
    Title: Executive Vice President and CFO       Title: President



STOCKHOLDER REPRESENTATIVE                    BEATHOME.COM, INC.

By:        /s/ THOR IVERSON                   By:       /s/ THOR IVERSON
    ---------------------------------------       ------------------------------
    Name: Thor Iverson                            Name:  Thor Iverson
                                                  Title: President and Chief
                                                         Executive Officer


ESCROW AGENT                                  THOR IVERSON
U.S. BANK TRUST, NATIONAL
ASSOCIATION                                   By:       /s/ THOR IVERSON
                                                  ------------------------------


                                              DAN MALMSTROM

By:      /s/ ANN GADSBY                       By:     /s/ DAN MALMSTROM
    ---------------------------------------       ------------------------------
Name:  Ann Gadsby
Title: Vice President


LISA MALMSTROM                                JEFF JOHNSON

By:     /s/ LISA MALMSTROM                    By:    /s/ JEFF JOHNSON
    ---------------------------------------       ------------------------------


DAN SCHULZ                                    HOWARD DAHL

By:    /s/ DAN SCHULZ                         By:    /s/ HOWARD DAHL
    ---------------------------------------       ------------------------------


HOWARD DAHL                                          DAVID ARVIG

By:    /s/ HOWARD DAHL                        By:    /s/ DAVID ARVIG
    ---------------------------------------       ------------------------------